Exhibit 10.1

CREDIT AGREEMENT

between

DOVER MOTORSPORTS, INC.,

A Delaware Corporation,

DOVER INTERNATIONAL SPEEDWAY, INC.,

A Delaware Corporation,

GATEWAY INTERNATIONAL MOTORSPORTS CORPORATION,

An Illinois Corporation,

GATEWAY INTERNATIONAL SERVICES CORPORATION,

An Illinois Corporation,

MEMPHIS INTERNATIONAL MOTORSPORTS CORPORATION,

A Tennessee Corporation,

M&N SERVICES CORP.,

A Tennessee Corporation,

NASHVILLE SPEEDWAY USA, INC.,

A Tennessee Corporation,

and

GRAND PRIX ASSOCIATION OF LONG BEACH, INC.,

A California Corporation

“As Borrowers”

and

MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY,

AND VARIOUS OTHER FINANCIAL INSTITUTIONS

NOW OR HEREAFTER PARTY HERETO

“As Lenders”

and

MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY,

“As Agent”

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is executed February 17, 2004 and effective as of February 19, 2004, by and between DOVER MOTORSPORTS, INC., a Delaware corporation, DOVER INTERNATIONAL SPEEDWAY, INC., a Delaware corporation, GATEWAY INTERNATIONAL MOTORSPORTS CORPORATION, an Illinois corporation, GATEWAY INTERNATIONAL SERVICES CORPORATION, an Illinois corporation, MEMPHIS INTERNATIONAL MOTORSPORTS CORPORATION, a Tennessee corporation, M&N SERVICES CORP., a Tennessee corporation, NASHVILLE SPEEDWAY USA, INC., a Tennessee corporation and GRAND PRIX ASSOCIATION OF LONG BEACH, INC., a California corporation (collectively, “BORROWERS”); each of the “LENDERS” (as defined below); MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, a Maryland banking corporation, as Agent for the LENDERS (in such capacity, together with its successors in such capacity, the “AGENT”); and MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, a Maryland banking corporation, in its capacity as issuer of letters of credit (“ISSUING BANK”).

RECITALS

The BORROWERS have requested that the LENDERS extend various credit accommodations to the BORROWERS. The LENDERS are willing to provide the requested credit accommodations upon the terms and conditions of this Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Credit Agreement, the terms set forth in this Article 1 have the meanings set forth below, unless the specific context of this Credit Agreement clearly requires a different meaning. Terms defined in this Article 1 or elsewhere in this Credit Agreement are in all capital letters throughout this Credit Agreement. The singular use of any defined term includes the plural and the plural use includes the singular.

Account Debtor. The term “ACCOUNT DEBTOR” means collectively each PERSON: (a) to or for whom any or all of the BORROWERS has provided or has agreed to provide any goods or services; or (b) which owes any or all of the BORROWERS any sum of money as a result of assets sold, leased or licensed or services provided by any or all of the BORROWERS; or (c) which is the maker or endorser on any INSTRUMENT payable to any or all of the BORROWERS or otherwise owes any or all of the BORROWERS any sum of money on account of any loan or other payment obligation. With respect to each RECEIVABLE which is payable by any governmental authority, “ACCOUNT DEBTOR” includes, without limitation, the agency, instrumentality or official which has the duty of remitting or causing the remittance of the amounts owing on such ACCOUNT or other RECEIVABLE.

Account, Chattel Paper, Deposit Account, Document, Equipment, Fixtures, General Intangibles, Goods, Instrument, Investment Property, Inventory, Letter-Of-Credit Right. The terms “ACCOUNT,” “CHATTEL PAPER,” “DEPOSIT ACCOUNT,” “DOCUMENT,” “EQUIPMENT,” “FIXTURES,” “GENERAL INTANGIBLES,” “GOODS,” “INSTRUMENT,” “INVESTMENT PROPERTY,” “INVENTORY” and “LETTER-OF-CREDIT RIGHT” shall have the same respective meanings as are given to those terms in the Uniform Commercial Code, as adopted and in effect in the State of Maryland.

Adjusted LIBOR Rate. The term “ADJUSTED LIBOR RATE” means, for any INTEREST PERIOD, that rate per annum, rounded upwards, if necessary, to the nearest one hundredth of one percent (.01%), equal to the sum of: (a) the quotient obtained by dividing (i) the LIBOR RATE by (ii) 1.00 minus the RESERVE REQUIREMENT; plus (b) the APPLICABLE MARGIN.

Adjusted Base Rate. The term “ADJUSTED BASE RATE” means that rate of interest equal to the sum of the BASE RATE plus the APPLICABLE MARGIN.

Affiliate. The term “AFFILIATE” means collectively any PERSON: (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with any of the BORROWERS, including, without limitation, the officers, managers and directors of any of the BORROWERS; (b) that directly or beneficially owns or holds ten percent (10%) or more of the total equity interests in the COMPANY; or (c) ten percent (10%) or more of whose equity interests are owned directly or controlled by any of the BORROWERS. As used herein, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of the power to direct the management or policies of a PERSON, whether through ownership of equity interests, by contract or otherwise.

Agent Fee Letter. The term “AGENT FEE LETTER” means the letter agreement dated January 29, 2004 among the BORROWERS and the AGENT.

Agreement. The term “AGREEMENT” means this Credit Agreement, as amended, extended, or modified from time to time by the parties hereto, as well as all schedules, exhibits and attachments hereto.

Applicable Margin. The term “APPLICABLE MARGIN” for any BASE RATE BORROWING or LIBOR BORROWING on any date, the BASIS POINTS set forth below, as applicable, opposite the LEVERAGE RATIO shown on the last COMPLIANCE CERTIFICATE delivered by the BORROWERS to the AGENT pursuant to subsection 5.12.5 prior to such date:

LEVEL	LEVERAGE RATIO	BASE RATE BORROWINGS	LIBOR BORROWINGS
I	Less than 2.0 to 1.0	37.5	210

II	Greater than or equal to 2.0 to 1.0 but less than or equal to 3.25 to 1.0	87.5	285

III	Greater than 3.25 to 1.0 but less than or equal to 4.5 to 1.0	137.5	360

IV	Greater than 4.5 to 1.0 but less than or equal to 5.25 to 1.0	187.5	435

V	Greater than 5.25 to 1.0	237.5	510

provided, however, that (a) adjustments, if any, to the APPLICABLE MARGIN resulting from a change in the LEVERAGE RATIO shall be effective five (5) BUSINESS DAYS after the AGENT has received a COMPLIANCE CERTIFICATE, (b) in the event that no COMPLIANCE CERTIFICATE has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.12.5, the APPLICABLE MARGIN from such date until such COMPLIANCE CERTIFICATE is actually delivered shall be that applicable under Level V, (c) in the event that the actual LEVERAGE RATIO for any fiscal quarter is subsequently determined to be greater than that set forth in the COMPLIANCE CERTIFICATE for such fiscal quarter, the APPLICABLE MARGIN shall be recalculated for the applicable period based upon such actual LEVERAGE RATIO, and (d) anything in this definition to the contrary notwithstanding, until receipt by the AGENT of the COMPLIANCE CERTIFICATE for the fiscal quarter ending March 31, 2004, the APPLICABLE MARGIN shall be that applicable under Level IV. Any additional interest on the LOANS resulting from the operation of clause (c) above shall be payable by the BORROWERS to the LENDERS within five (5) days after receipt of a written demand therefor from the AGENT.

Application. The term “APPLICATION” means an application for the issuance of standby letters of credit in such form as the ISSUING BANK may specify from time to time.

Assignee. The term “ASSIGNEE” means an ELIGIBLE ASSIGNEE who has acquired an assignment of a LENDER’S interests in a LOAN in accordance with the provisions of Section 10.1 of this AGREEMENT.

Base Rate. The term “BASE RATE” means the higher of: (a) the rate of interest announced from time to time by the AGENT, in its sole discretion, as its prime lending rate of interest, it being understood that such announced rate bears no inference, implication, representation, or warranty that such announced rate is charged to any particular customer or customers of the AGENT; or (b) the FEDERAL FUNDS EFFECTIVE RATE plus fifty (50) BASIS POINTS.

Base Rate Borrowings. The term “BASE RATE BORROWINGS” means those portions of the LOANS upon which interest accrues at the ADJUSTED BASE RATE.

Basis Point. The term “BASIS POINT” means one-hundredth (.01) of one percent.

Borrowing Date. The term “BORROWING DATE” means any BUSINESS DAY specified in a notice issued by the BORROWERS in accordance with Section 2.3.2 of this AGREEMENT as a date on which the BORROWERS have requested that the LENDERS advance the proceeds of the REVOLVING LOANS to or for the account of the BORROWERS.

Business Day. The term “BUSINESS DAY” means any day other than a Saturday, Sunday, or other day on which commercial banking institutions in the State of Maryland are required to be closed.

Capital Adequacy Requirement. The term “CAPITAL ADEQUACY REQUIREMENT” means any LAW imposing any capital adequacy requirement or any other similar requirement (including but not limited to the capital adequacy regulations contained in Parts 3, 208 and 225 of Title 12 of the Code of Federal Regulations, as amended), any change in such LAWS or in the interpretation or application thereof, and any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or government authority.

Capital Lease. The term “CAPITAL LEASE” means a lease with respect to which the lessee’s obligations thereunder should, in accordance with G.A.A.P., be capitalized and reflected as a liability on the balance sheet of the lessee.

Capital Lease Obligations. The term “CAPITAL LEASE OBLIGATIONS” means collectively: (i) any indebtedness incurred as a lessee pursuant to a CAPITAL LEASE; and (ii) any indebtedness incurred under a lease treated as an operating lease under G.A.A.P. and as a loan or financing for income tax purposes.

Capital Stock. The term “CAPITAL STOCK” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a PERSON (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

Change of Control. The term “CHANGE OF CONTROL” means an event or series of events by which (a) the ROLLINS FAMILY (or their heirs or trusts for any of their benefit or the benefit of any of their family members), no longer has ownership of shares in the COMPANY having at least 51% of the total voting power of the then outstanding VOTING STOCK of the COMPANY, or (b) from and after the date hereof, individuals who on the date hereof constitute the Board of Directors of the COMPANY (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the COMPANY was approved by a vote of a majority of the directors then still in office who were either directors on the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the COMPANY then in office.

Closing. The term “CLOSING” means the execution and delivery of this AGREEMENT, the NOTES, and various other LOAN DOCUMENTS. The date of CLOSING is the date written above as the date of this AGREEMENT.

Code. The term “CODE” means the Internal Revenue Code of 1986, as amended, and all Treasury regulations, revenue rulings, revenue procedures or announcements issued thereunder.

Collateral. The term “COLLATERAL” means all of the tangible and intangible assets and personal property of the BORROWERS, wherever located, whether now owned or hereafter acquired by the BORROWERS, together with all substitutions therefor, and all replacements and renewals thereof, and all accessions, additions, replacement parts, manuals, warranties and packaging relating thereto, including but not limited to the following tangible and intangible assets and property rights of the BORROWERS: (a) ACCOUNTS; (b) CHATTEL PAPER; (c) DEPOSIT ACCOUNTS; (d) DOCUMENTS; EQUIPMENT; (e) FIXTURES; (f) GENERAL INTANGIBLES; (g) GOODS; (h) INSTRUMENTS; (i) INVENTORY; (j) INVESTMENT PROPERTY; (k) LETTER-OF-CREDIT RIGHTS; (l) RECEIVABLES; (m) copyrights, trademarks, patents, and all pending applications thereof; and (n) all RECORDS relating to or pertaining to any of the above listed COLLATERAL; provided, however, the term “COLLATERAL” shall not include the EXCLUDED ASSETS.

Commercial Account. The term “COMMERCIAL ACCOUNT” means the commercial checking account to be established and maintained by any or all of the BORROWERS with the AGENT and which may be utilized as the means of advancing funds under the LOANS.

Commitment. As to any LENDER, the obligation of such LENDER to make LOANS to and/or issue or participate in LETTERS OF CREDIT issued on behalf of a BORROWER hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such LENDER’S name on Schedule I under the caption “Commitments” or in the Assignment and Acceptance pursuant to which such LENDER becomes a party to this Agreement, as the same may be permanently terminated or reduced from time to time pursuant to the provisions of Section 2.12 or changed by subsequent assignments pursuant to Section 10.1.

Commitment Period. The term “COMMITMENT PERIOD” means the period from the date of this AGREEMENT to, but not including the earlier of the REVOLVING LOAN MATURITY DATE or the date the COMMITMENTS are terminated as provided herein.

Commitment Percentages. The term “COMMITMENT PERCENTAGES” means, as to any LENDER, the percentage which is set forth opposite such LENDER’S name on the signature pages of this AGREEMENT as the “COMMITMENT PERCENTAGE”, or as set forth in the most recently executed LENDER ASSIGNMENT executed after the date of CLOSING by such LENDER whether as assignor or assignee of such LENDER ASSIGNMENT with respect to any LENDER which acquires an assignment of the REVOLVING LOAN or any portion thereof after the date of CLOSING, as such percentage may change in order to reflect any subsequent assignments thereafter of the REVOLVING LOAN or any portion thereof in accordance with the provisions of Section 10.1 of this AGREEMENT.

Company. The term “COMPANY” means DOVER MOTORSPORTS, INC., a Delaware corporation.

Compliance Certificate. The term “COMPLIANCE CERTIFICATE” shall have the meaning given to that term in Section 5.12.5 hereof.

Consolidated Debt Service. The term “CONSOLIDATED DEBT SERVICE” means for any period of four consecutive fiscal quarters, the amount of cash interest expense and payments of principal (excluding payments of principal made on any LOANS or on account of principal under any other revolving credit facilities) required to be paid by the BORROWERS during such period, all determined on a consolidated basis in accordance with G.A.A.P.

Consolidated EBITDA. The term “CONSOLIDATED EBITDA” means any, for period of four consecutive fiscal quarters, CONSOLIDATED NET INCOME for such period, plus the amount of income taxes (if any), depreciation and amortization expense, and interest expense deducted from earnings in determining such CONSOLIDATED NET INCOME, in each case determined on a consolidated basis for the BORROWERS in accordance with G.A.A.P.; provided, that there shall be excluded therefrom (a) any addition for non-operating gains (including, without limitation, extraordinary or unusual gains, gains from discontinuance of operations or gains arising from the sale of capital assets) and (b) any subtraction for non-operating losses during such period (including, without limitation, extraordinary or unusual losses, impairment charges, losses from the discontinuance of operations or losses arising from the sale of capital assets).

Consolidated Funded Debt. The term “CONSOLIDATED FUNDED DEBT” means at any time, without duplication, the aggregate of all INDEBTEDNESS of the BORROWERS but excluding the obligations of the BORROWERS in respect of the WILSON CO. L/C and the amount of cash contained in the sinking fund designated for debt service in respect of the Southwestern Illinois Development Authority Taxable Sports Facility Revenue Bonds, Series 1996, all determined on a consolidated basis in accordance with G.A.A.P. as of such date.

Consolidated Net Income. The term “CONSOLIDATED NET INCOME” means for any fiscal period of four consecutive fiscal quarters, net earnings (or loss) after income taxes (if any) for such period determined on a consolidated basis in accordance with G.A.A.P.

Consolidated Tangible Net Worth. The term “CONSOLIDATED TANGIBLE NET WORTH” means as of any date of determination, (a) the aggregate amount of all assets of the BORROWERS on a consolidated basis at such date as may be properly classified as such in accordance with G.A.A.P., excluding such other assets as are properly classified as intangible assets under G.A.A.P., minus (b) the aggregate amount of all liabilities of the BORROWERS on a consolidated basis at such date, as may be properly classified as such in accordance with G.A.A.P.

Default. The term “DEFAULT” means any event, occurrence or omission which, with the giving of notice, the passage of time, or both, would constitute an EVENT OF DEFAULT.

Eligible Assignee. The term “ELIGIBLE ASSIGNEE” means, with respect to any assignment of the rights, interest and obligations of any LENDER in accordance with the provisions of Section 10.1 of this AGREEMENT: (a) a PERSON which is already a LENDER hereunder (whether as an original party to this AGREEMENT or as the assignee of another LENDER); or (b) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning LENDER; or (c) any other PERSON that has been approved in writing as an ELIGIBLE ASSIGNEE by: (i) the AGENT; and (ii) unless an EVENT OF DEFAULT has occurred and is continuing, the BORROWERS. In the event any ELIGIBLE ASSIGNEE is to become the ISSUING BANK then such PERSON must also satisfy the requirements in the definition of ISSUING BANK.

Employee Benefit Plan. The term “EMPLOYEE BENEFIT PLAN” means an “employee benefit plan” as defined in Section 3(3) of ERISA.

Environmental Laws. The term “ENVIRONMENTAL LAWS” means individually or collectively any local, state or federal LAW, statute, rule, regulation, order, ordinance, common law, permit or license term or condition, or state superlien or environmental clean-up or disclosure statutes pertaining to the environment or to environmental contamination, regulation, management, control, treatment, storage, disposal, containment, removal, clean-up, reporting, or disclosure, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended (including, but not limited to, the Superfund Amendments and Reauthorization Act); the Resource Conservation and Recovery Act, as now or hereafter amended (including, but not limited to, the Hazardous and Solid Waste Amendments of 1984); the Toxic Substances Control Act, as now or hereafter amended; the Clean Water Act, as now or hereafter amended; the Safe Drinking Water Act, as now or hereafter amended; or the Clean Air Act, as now or hereafter amended.

EPA Permit. The term “EPA PERMIT” has the meaning given that term in Section 4.18.1 of this AGREEMENT.

ERISA. The term “ERISA” means the Employee Retirement Income Security Act of 1974 and regulations issued thereunder, as amended from time to time and any successor statute.

ERISA Affiliate. The term “ERISA AFFILIATE” means, in relation to any PERSON, any trade or business (whether or not incorporated) which is a member of a group of which that PERSON is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the CODE.

ERISA Liabilities. The term “ERISA LIABILITIES” means the aggregate of all unfunded vested benefits under any employee pension benefit plan, within the meaning of Section 3(2) of ERISA, of any of the BORROWERS or any ERISA AFFILIATE of any of the BORROWERS under any plan covered by ERISA that is not a MULTIEMPLOYER PLAN and all potential withdrawal liabilities of any of the BORROWERS or any ERISA AFFILIATE under all MULTIEMPLOYER PLANS.

Event Of Default. The term “EVENT OF DEFAULT” means any of the events set forth in Article 7 of this AGREEMENT, provided that any requirement for the giving of notice, the lapse of time, or both, or any other expressly stated condition, has been satisfied.

Excluded Assets. The term “EXCLUDED ASSETS” means those assets listed on Schedule 2 of this AGREEMENT.

Facilities. The term “FACILITIES” means all real property and the improvements thereon used or occupied or leased by any of the BORROWERS or otherwise used at any time by any of the BORROWERS in the operation of its business or for the manufacture, storage, or location of any of the COLLATERAL.

Federal Funds Effective Rate. The term “FEDERAL FUNDS EFFECTIVE RATE” means for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding BUSINESS DAY by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a BUSINESS DAY, the average of the quotations for the day of such transactions received by the AGENT from three Federal funds brokers of recognized standing selected by it.

Fixed Charge Coverage Ratio. The term “FIXED CHARGE COVERAGE RATIO” means at any date of determination, the ratio of (a) CONSOLIDATED EBITDA less dividends less cash income tax expense (or, as the case may be, plus cash income tax refunds received) less capital expenditures, in such case for the comparable twelve month period, to (b) CONSOLIDATED DEBT SERVICE.

Fiscal Year. The term “FISCAL YEAR” means the fiscal year of each of the BORROWERS which is the twelve (12) month accounting period commencing January 1st and ending December 31st of each calendar year.

G.A.A.P. The term “G.A.A.P.” means, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated; provided, however, that in the event of any change in G.A.A.P. which would affect the calculation of the BORROWERS’ compliance with any of the covenants contained in Sections 5.16, 5.17 or 5.18, either favorably or unfavorably, compliance with such covenants shall be determined based on G.A.A.P. prior to such change in G.A.A.P.

Governmental Authority. The term “GOVERNMENTAL AUTHORITY” means any nation or government, any union of nations or governments (including without limitation the European Union), any state, region, province, or other political subdivision of any nation, government or union of nations or governments, and any municipality, court or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Guaranteed Pension Plan. The term “GUARANTEED PENSION PLAN” means any pension plan maintained by any of the BORROWERS or an ERISA AFFILIATE of any of the BORROWERS, or to which any of the BORROWERS or an ERISA AFFILIATE contributes, some or all of the benefits under which are guaranteed by the United States Pension Benefit Guaranty Corporation.

Guaranty Indebtedness. The term “GUARANTY INDEBTEDNESS” means any obligation, contingent or otherwise, of any referenced PERSON directly or indirectly guaranteeing any debt or obligation of any other PERSON and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such PERSON: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such debt or obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase goods at an arm’s length price in the ordinary course of business); or (b) entered into for the purpose of assuring in any other manner the holder of such debt or obligation of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part). The term GUARANTY INDEBTEDNESS shall not include endorsements for collection or deposit in the ordinary course of business.

Indebtedness. The term “INDEBTEDNESS” means, as to any referenced PERSON (determined without duplication): (a) indebtedness of such PERSON for borrowed money (whether by loan or the issuance and sale of debt securities), or for the deferred purchase or acquisition price of property or services (other than accounts payable incurred in the ordinary course of business); (b) obligations of such PERSON in respect of letters of credit, acceptances, surety bonds or similar instruments (whether or not such obligations are contingent); (c) CAPITAL LEASE OBLIGATIONS of such PERSON; (d) obligations of such PERSON to redeem or otherwise retire equity interests in such PERSON; (e) indebtedness of others of the type described in clause (a), (b), (c) or (d) above secured by a lien on any of the property of such PERSON, whether or not the respective obligation so secured has been assumed by such PERSON; and (f) GUARANTY INDEBTEDNESS.

Insolvency Proceedings. The term “INSOLVENCY PROCEEDINGS” means, with respect to any referenced PERSON, any case or proceeding commenced by or against such PERSON, under any provision of the United States Bankruptcy Code, as amended, or under any other federal or state bankruptcy or insolvency law, or any assignments for the benefit of creditors, formal or informal moratoriums, receiverships, compositions or extensions with some or all creditors with respect to any indebtedness of such PERSON.

Interest Period. The term “INTEREST PERIOD” means with respect to any LIBOR BORROWING, each period commencing on the date upon which a LIBOR BORROWING has been selected to commence in accordance with the provisions of Section 2.4.2.b of this AGREEMENT, or the date upon which a BASE RATE BORROWING is converted to a LIBOR BORROWING, and ending one (1) month, two (2) months or three (3) months thereafter, as selected by the BORROWERS; provided that: (a) any INTEREST PERIOD which would otherwise end on a day which is not a BUSINESS DAY shall be extended to the next succeeding BUSINESS DAY unless such BUSINESS DAY falls in another calendar month, in which case such INTEREST PERIOD shall end on the immediately preceding BUSINESS DAY; (b) any INTEREST PERIOD which begins on the last BUSINESS DAY of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such INTEREST PERIOD) shall end on the last BUSINESS DAY of a calendar month; and (c) the BORROWERS shall not select any INTEREST PERIOD which would end after any applicable MATURITY DATE.

Interest Rate Protection Agreement. The term “INTEREST RATE PROTECTION AGREEMENT” means, with respect to any referenced PERSON, an interest rate swap, hedge,

cap or collar agreement or similar arrangement between such PERSON and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

ISP98. The term “ISP 98” means the International Standby Practices 1998 (ISP98) published by the Institute of International Banking Law & Practice, Inc., as the same may be amended, supplemented or otherwise modified from time to time.

Issuing Bank. The term “ISSUING BANK” means Mercantile-Safe Deposit and Trust Company in its capacity as issuer of LETTERS OF CREDIT hereunder, or any successor issuer of LETTERS OF CREDIT hereunder, provided such successor must have an investment grade credit rating with MOODY’S (i.e., “Baa” or higher or the equivalent short term rating).

Laws. The term “LAWS” means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

L/C Commitment. The term “L/C COMMITMENT” means the lower of (a) One Millions Dollars ($1,000,000.00) plus the maximum amount available to be drawn under the WILSON CO. L/C on the date of determination and (b) the TOTAL COMMITMENT at such time.

L/C Coverage Requirement. The term “L/C COVERAGE REQUIREMENT” means with respect to each LETTER OF CREDIT at any time, 100% of the maximum amount available to be drawn thereunder at such time (determined without regard to whether any conditions to drawing could be met at such time).

L/C Obligations. The term “L/C OBLIGATIONS” means, at any time, an amount equal to the sum of (a) 100% of the maximum amount available to be drawn under all LETTERS OF CREDIT outstanding at such time (determined without regard to whether any conditions to drawing could be met at such time) and (b) the aggregate amount of drawings under LETTERS OF CREDIT which have not then been reimbursed pursuant to Section 2.6.5 and for which REVOLVING LOANS have not been made under Section 2.6.4 to pay such amount.

L/C Participant. The term “L/C PARTICIPANT” means in respect of each LETTER OF CREDIT, each LENDER (other than the ISSUING BANK) in its capacity as the holder of a participating interest in such LETTER OF CREDIT.

L/C Payment Date. The term “L/C PAYMENT DATE” means the last day of each March, June, September and December.

Letters of Credit. The term “LETTERS OF CREDIT” has the meaning given to that term defined in Section 2.6.1, provided, that the term “LETTERS OF CREDIT” shall specifically include the WILSON CO. L/C.

Leverage Ratio. The term “LEVERAGE RATIO” means at any date of determination, the ratio of CONSOLIDATED FUNDED DEBT on such date to CONSOLIDATED EBITDA for the four consecutive fiscal quarters of the BORROWERS most recently ended prior to such date.

Lender Assignment. The term “LENDER ASSIGNMENT” shall have the same meaning as set forth in Section 10.1.2 of this AGREEMENT.

Lenders. The term “LENDERS” means collectively each of the signatories hereto designated as a “LENDER”, and each ASSIGNEE.

Liabilities. The term “LIABILITIES” means collectively, as to any PERSON, liabilities of such PERSON which are or should be reflected on a balance sheet of such PERSON prepared in accordance with G.A.A.P.

LIBOR Borrowing. The term “LIBOR BORROWING” means each amount of the unpaid principal balance of a LOAN which is designated by the BORROWERS to accrue interest at the ADJUSTED LIBOR RATE for a separately designated INTEREST PERIOD.

LIBOR Rate. The term “LIBOR RATE” means the published rate for deposits in U.S. Dollars for a period equal to the INTEREST PERIOD selected which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) BUSINESS DAYS prior to the commencement of the applicable INTEREST PERIOD. If, for any reason, such published rate is not available, then the term “LIBOR RATE” shall mean the weighted average rounded, if necessary, to the nearest one-hundredth of one percent (.01%) of the rate quotation offered to the AGENT by five (5) leading banks in the London Interbank Eurodollar Market for United States dollar deposits for amounts in immediately available funds comparable to the amount of the LIBOR BORROWING to be made for such INTEREST PERIOD and for a term comparable to such INTEREST PERIOD, as of 11:00 a.m. London time or as soon thereafter as practicable, two (2) BUSINESS DAYS preceding the first day of such INTEREST PERIOD.

Lien. The term “LIEN” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any CAPITAL LEASE having substantially the same economic effect as any of the foregoing).

Loans. The term “LOANS” means collectively the REVOLVING LOANS and the SWINGLINE LOANS.

Loan Documents. The term “LOAN DOCUMENTS” means all (including without limitation this AGREEMENT), notes (including without limitation the NOTES), the AGENT FEE LETTER, subordination agreements, intercreditor agreements, pledges, affidavits, powers of attorney, consents, assignments, landlord and mortgage waivers, opinions, collateral assignments, reimbursement agreements, contracts, letter of credit reimbursement agreements, notices, leases, financing statements, mortgages, deeds of trust, assignments of rents or contract proceeds, intellectual property security agreements, pledges, letter of credit applications, INTEREST RATE PROTECTION AGREEMENTS, and all other written matter, whether heretofore, now or hereafter executed by or on behalf of any or all of the BORROWERS, or by any other PERSON in connection with any of the OBLIGATIONS.

Material Adverse Event. The term “MATERIAL ADVERSE EVENT” means the occurrence of any event, condition, or omission which the REQUIRED LENDERS determine could be reasonably expected to have a material adverse effect upon: (a) the condition (financial or otherwise), results of operations, properties, assets, liabilities (including, without limitation, tax liabilities, liabilities under ENVIRONMENTAL LAWS, and ERISA LIABILITIES), businesses, operations, capitalization, equity, licenses, franchises or financial or business prospects of the BORROWERS, taken as a whole; (b) the ability of the BORROWERS, taken as a whole, to perform any of the OBLIGATIONS when and as required by the terms of the LOAN DOCUMENTS; (c) the rights and remedies of the SECURED PARTIES as provided by the LOAN DOCUMENTS; or (d) the value, condition, use, or availability of the COLLATERAL taken as a whole or upon the enforceability, continued perfection, or lien priority of any of the liens and security interests securing the OBLIGATIONS.

Maturity Dates. The term “MATURITY DATES” means collectively the REVOLVING LOAN MATURITY DATE and the SWINGLINE MATURITY DATE.

Minimum Borrowing Amount. The term “MINIMUM BORROWING AMOUNT” means: (a) for BASE RATE BORROWINGS, One Hundred Thousand Dollars ($100,000.00); and (b) for LIBOR BORROWINGS One Million Dollars ($1,000,000.00).

Moody’s. The term “MOODY’S” means Moody’s Investors Service, Inc. and any successor thereto.

Multiemployer Plan. The term “MULTIEMPLOYER PLAN” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is maintained for employees of the BORROWERS, or any ERISA AFFILIATE of the BORROWERS.

Notes. The term “NOTES” means collectively the REVOLVING LOAN NOTES and the SWINGLINE NOTE.

Obligations. The term “OBLIGATIONS” means collectively the obligations of the BORROWERS to pay to the SECURED PARTIES or to perform for the benefit of the SECURED PARTIES: (a) all sums due any of the SECURED PARTIES arising out of or in connection with the LOANS, the LETTERS OF CREDIT or otherwise, pursuant to the terms of the LOAN DOCUMENTS; (b) indemnification duties and obligations owed by any or all of the BORROWERS to any of the SECURED PARTIES in accordance with the terms of the LOAN DOCUMENTS; (c) SECURED PARTY EXPENSES; (d) overdrafts of any of the BORROWERS upon any accounts with the AGENT; (e) payments, duties or obligations owed to the SWINGLINE LENDER arising from or with respect to INTEREST RATE PROTECTION AGREEMENTS, foreign exchange facilities or currency transactions, existing or arising from time to time; (f) all other indebtedness, liabilities, duties, and covenants of the BORROWERS to the SECURED PARTIES arising out of or related to the LOANS or the LOAN DOCUMENTS, whether direct or indirect, joint or several, absolute or contingent, contemplated or not presently contemplated, now existing or hereafter arising; and (g) any indebtedness or liability which may exist or arise as a result of any payment made by or for the benefit of the SECURED PARTIES being avoided or set aside for any reason including, without limitation, any payment being avoided as a preference under Sections 547 and 550 of the United States Bankruptcy Code, as amended, or under any state law governing insolvency or creditors’ rights.

Other Taxes. The term “OTHER TAXES” means any stamp, court or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made at any time upon any of the OBLIGATIONS or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this AGREEMENT or any other LOAN DOCUMENT.

Participant. The term “PARTICIPANT” means the purchaser of a participation interest in the LOANS pursuant to Section 10.1.6 of this AGREEMENT.

Permitted Liens. The term “PERMITTED LIENS” means: (a) LIENS for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable; (b) pledges or deposits of cash made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs; (c) LIENS of mechanics, materialmen, warehousemen, carriers, or other like LIENS, securing obligations incurred in the ordinary course of business that are not yet due and payable (or if are due and payable are being contested in good faith by appropriate and lawful proceedings diligently conducted and for which the BORROWERS have established appropriate reserves, as determined by G.A.A.P., to pay the obligations secured by such LIENS), and LIENS of landlords securing obligations to pay lease payments that are not yet due and payable or in default; (d) good faith pledges or deposits of cash made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business; (e) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use; (f) any LIEN existing on the date of this AGREEMENT and described on Schedule 3 hereto provided that the principal amount secured thereby is not hereafter increased and no additional assets become subject to such LIEN; (g) purchase money security interests in specific items of EQUIPMENT (including LIENS pursuant to CAPITAL LEASES); provided, that (i) such LIENS shall be created simultaneously with the acquisition of the property which is subject to such LIEN, (ii) such LIENS do not at any time encumber any property other than such property, (iii) the LIENS are not modified to secure any INDEBTEDNESS other than that used to acquire such property, and (iv) the aggregate amount secured by all such LIENS does not exceed Five Hundred Thousand Dollars ($500,000.00); (h) LIENS relating to judgments which do not constitute an EVENT OF DEFAULT under Sections 7.6 or 7.7 hereof; (i) LIENS for taxes, assessments or similar charges which are due and payable provided: (i) such taxes, assessments or similar charges are being contested in good faith by appropriate and lawful proceedings diligently conducted; (ii) the BORROWERS’ have established and are maintaining appropriate reserves to pay such taxes, assessments or similar charges as shall be required by G.A.A.P.; and (iii) no notice of tax lien is filed in the public records perfecting such LIEN and such taxes, assessments or charges are paid immediately upon the commencement of any proceedings to enforce such LIEN.

Person. The term “PERSON” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, estate, unincorporated organization, joint venture, court, government or political subdivision or agency thereof, or other legal entity.

Receivables. The term “RECEIVABLES” means all of the ACCOUNTS, INSTRUMENTS, DOCUMENTS, GENERAL INTANGIBLES, CHATTEL PAPER, notes, notes receivable, drafts, acceptances, and choses in action, of the BORROWERS, now existing or hereafter created or acquired, and all proceeds and products thereof, and all rights thereto, arising from the sale, lease or license of or the providing of assets or services by any of the BORROWERS to ACCOUNT DEBTORS, as well as all other rights, contingent or non-contingent, of any kind of any of the BORROWERS to receive payment, benefit, or credit from any PERSON.

Records. The term “RECORDS” means correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary, computer or machine language.

Regulated Substance. The term “REGULATED SUBSTANCE” means any substance which, pursuant to any ENVIRONMENTAL LAW, is identified as a hazardous substance (or other term having similar import) or is otherwise subject to special requirements in connection with the use, storage, transportation, disposition or other handling thereof.

Regulatory Change. The term “REGULATORY CHANGE” means any change after the date of CLOSING in the LAWS of the United States, any state thereof, or any other GOVERNMENTAL AUTHORITY, or the adoption or making after such date, of any interpretations, changes in convention, directives or requests applying to a class of depository institutions, including any LENDER, of or under any LAWS of the United States, any state thereof, or any other GOVERNMENTAL AUTHORITY (whether or not any such interpretation, directive or request has the force of LAW).

Reimbursement Obligation. The term “REIMBURSEMENT OBLIGATION” means in respect of each LETTER OF CREDIT, the obligation of the BORROWERS to reimburse the ISSUING BANK for all drawings made thereunder in accordance with Section 2.6.5 for amounts drawn under such LETTER OF CREDIT.

Release. The term “RELEASE” means a “release” as defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended, excluding de minimus releases which do not violate ENVIRONMENTAL LAWS.

Required Lenders. The term “REQUIRED LENDERS” means, at any time of determination, any combination of LENDERS holding at least sixty-six and seven-tenths percent (66.7%) of the aggregate COMMITMENTS.

Reserve Requirement. The term “RESERVE REQUIREMENT” means during the referenced period the maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such period under Regulation D of the Board of Governors of the Federal Reserve System, from time to time in effect (or any successor or other regulation or legal requirement applying to the AGENT relating to reserve requirements applicable to member banks of the Federal Reserve System) by member banks of the Federal Reserve System against “Eurocurrency Liabilities” as currently defined in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR BORROWINGS or loans is determined or any category of extensions of credit or other assets which include loans by a non-United States office of a bank to United States residents).

Restricted Payment. The term “RESTRICTED PAYMENT” means collectively: (a) any dividend or other payment or distribution, direct or indirect, on account of any equity interest in any of the BORROWERS now or hereafter outstanding, except a dividend or distribution payable solely in the same class or type of equity interest to the holders of that class or type; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by any of the BORROWERS of any equity interest in any of the BORROWERS now or hereafter outstanding; (c) any payment made by any of the BORROWERS to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire equity interests in any of the BORROWERS now or hereafter outstanding; or (d) any payment by any of the BORROWERS of any management, consulting or similar fees which are not salary payments in amounts comparable to sums paid in the marketplace by entities comparable to the payor for similar services to unrelated employees for services actually performed.

Revolving Loan Maturity Date. The term “REVOLVING LOAN MATURITY DATE” means February 19, 2007.

Revolving Loan Notes. The term “REVOLVING LOAN NOTES” means collectively the Revolving Loan Promissory Notes of even date herewith issued by the BORROWERS, as the co-makers thereof, to each of the LENDERS in accordance with the provisions of Section 2.3.1 of this AGREEMENT, and any Revolving Loan Promissory Notes subsequently issued in accordance with the provisions of Section 10.1.5 of this AGREEMENT, and all amendments and modifications thereto.

Revolving Loans. The term “REVOLVING LOANS” means collectively the revolving credit loans extended to the BORROWERS as described in Section 2.3 of this AGREEMENT.

Rollins Family. The term “ROLLINS FAMILY” means the individuals listed on Schedule 4.

Secured Parties. The term “SECURED PARTIES” means collectively the AGENT, the ISSUING BANK, the SWINGLINE LENDER and the LENDERS.

Secured Party Expenses. The term “SECURED PARTY EXPENSES” means the out-of-pocket expenses or costs incurred by the SECURED PARTIES arising out of, pertaining to, or in any way connected with this AGREEMENT, any of the other LOAN DOCUMENTS or the OBLIGATIONS. The term “SECURED PARTY EXPENSES” shall include, without limitation: (a) the costs required to be paid by any or all of the BORROWERS by the terms of the LOAN DOCUMENTS; (b) taxes and insurance premiums advanced or otherwise paid by the SECURED PARTIES in connection with the COLLATERAL or on behalf of any or all of the BORROWERS; (c) filing and recording costs, title insurance premiums (based on insurance in an aggregate amount of $20,000,000.00), environmental and consulting fees (to the extent incurred prior to CLOSING or after an EVENT OF DEFAULT), audit fees (subject to the limitation in Section 5.9), search fees and other expenses paid or incurred by the AGENT; (d) costs and expenses incurred by the AGENT in the collection of the RECEIVABLES (with or without the institution of legal action), or to enforce any provision of this AGREEMENT, or in gaining possession of, maintaining, handling, evaluating, preserving, storing, shipping, selling, preparing for sale and/or advertising to sell the COLLATERAL or any other property of any or all of the BORROWERS whether or not a sale is consummated; (e) costs and expenses of litigation incurred by any SECURED PARTY or any participant of a SECURED PARTY in any of the OBLIGATIONS, in enforcing or defending this AGREEMENT or any portion hereof or in collecting any of the OBLIGATIONS; (f) reasonable attorneys’ fees and expenses incurred by the AGENT in obtaining advice or the services of its attorneys with respect to the structuring, drafting, negotiating, reviewing, amending, terminating, enforcing or defending of this AGREEMENT, or any portion hereof or any agreement or matter related hereto, whether or not litigation is instituted; and (g) travel expenses of the AGENT or its agents related to any of the foregoing.

Solvent. The term “SOLVENT” means, as to any referenced PERSON, that as of the date of determination both: (a) (i) the then fair saleable value of the property of such PERSON is greater than the total amount of liabilities (including contingent liabilities) of such PERSON and is not less than the amount that will be required to pay the probable liabilities on such PERSON’S then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such PERSON; (ii) such PERSON’S capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such PERSON does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such PERSON is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Subsidiary. The term “SUBSIDIARY” means, with respect to any PERSON, any other PERSON of which securities or other ownership interests representing an aggregate of fifty percent (50%) or more of the equity or the ordinary voting power are, at the time as of which any determination is being made, owned or controlled directly, or indirectly through one or more intermediaries, by such PERSON.

Swingline Dollar Cap. The term “SWINGLINE DOLLAR CAP” means Three Million Dollars ($3,000,000.00).

Swingline Lender. The term “SWINGLING LENDER” means Mercantile-Safe Deposit and Trust Company, as provider of SWINGLINE LOANS.

Swingline Loans. The term “SWINGLINE LOANS” means collectively each of the revolving loans extended to the BORROWERS, in accordance with the provisions of Section 2.2 of this AGREEMENT.

Swingline Maturity Date. The term “SWINGLINE MATURITY DATE” means that date which occurs five (5) BUSINESS DAYS prior to the REVOLVING LOAN MATURITY DATE.

Swingline Note. The term “SWINGLINE NOTE” means the Swingline Loan Promissory Note of even date herewith issued by the BORROWERS, as the co-makers thereof, and payable to the order of the SWINGLINE LENDER, in the stated principal amount of Three Million Dollars ($3,000,000.00).

Taxes. The term “TAXES” means any and all taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each LENDER and the AGENT, respectively, taxes imposed on or measured by its net income (or taxes imposed in lieu of taxes on net income) by the jurisdiction (or any political subdivision thereof) under the laws of which such LENDER or the AGENT, as the case may be, is organized or maintains a lending office.

Termination Event. The term “TERMINATION EVENT” means: (a) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder, but not including any such event for which the 30-day notice requirement has been waived by applicable regulation; (b) the withdrawal of any of the BORROWERS or an ERISA AFFILIATE of any of the BORROWERS from a GUARANTEED PENSION PLAN during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (c) the filing of a notice of intent to terminate a GUARANTEED PENSION PLAN or the treatment of a GUARANTEED PENSION PLAN amendment as a termination under Section 4041 of ERISA; (d) the institution of proceedings to terminate a GUARANTEED PENSION PLAN by the Pension Benefit Guaranty Corporation; (e) the withdrawal or partial withdrawal of any of the BORROWERS or an ERISA AFFILIATE of any of the BORROWERS from a MULTIEMPLOYER PLAN; or (f) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any GUARANTEED PENSION PLAN.

Total Commitment. The term “TOTAL COMMITMENT” means at any time, the aggregate amount of the LENDERS’ COMMITMENTS, as in effect at such time.

Transferee. The term “TRANSFEREE” means either an ASSIGNEE or a PARTICIPANT.

Unreimbursed Amount. The term “UNREIMBURSED AMOUNT” shall have the meaning given to that term in Section 2.6.4 hereof.

Voting Stock. The term “VOTING STOCK” means CAPITAL STOCK of any class or classes of a PERSON the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or PERSONS performing similar functions).

Wilson Co. L/C. The term “WILSON CO. L/C” means the irrevocable direct pay LETTER OF CREDIT issued by the ISSUING BANK for the benefit of Wachovia Bank, National Association, as Trustee in the amount of Twenty-Five Million Four Hundred Nineteen Thousand One Hundred Seventy-Nine Dollars ($25,419,179.00).

ARTICLE 2

TERMS OF THE LOANS

Section 2.1. Conditions Precedent To Each Advance. The right of the BORROWERS to receive advances under any of the LOANS or the issuance of a LETTER OF CREDIT, shall be subject to each of the following conditions precedent:

a. No Defaults Or Events Of Default. No event shall have occurred on or prior to such date and be continuing on such date, and no condition shall exist on such date, which constitutes a DEFAULT or EVENT OF DEFAULT.

b. Continuing Accuracy Of Representations And Warranties. Each of the representations and warranties made by or on behalf of the BORROWERS to the SECURED PARTIES in the LOAN DOCUMENTS shall be true and correct in all material respects when made and (except for representations and warranties which relate solely to a particular date or time) as of the date of the BORROWERS’ request for each advance.

c. Receipt Of Reports. The AGENT shall be in receipt of all reports, financial statements, financial information and financial disclosures required by the LOAN DOCUMENTS, except to the extent that the AGENT has waived the receipt thereof.

d. No Illegalities. It shall not be unlawful for the LENDERS to perform any of the agreements or obligations imposed upon the LENDERS by any of the LOAN DOCUMENTS or for any of the BORROWERS to perform any of their respective agreements or obligations as provided by the LOAN DOCUMENTS.

e. No Material Adverse Event. No MATERIAL ADVERSE EVENT shall have occurred and be then continuing.

Section 2.2. Swingline Loans. Subject to the terms and conditions of this AGREEMENT and the other LOAN DOCUMENTS, the SWINGLINE LENDER, agrees to make, at any time and from time to time after the date of CLOSING and prior to the SWINGLINE MATURITY DATE, a loan or loans (each a “SWINGLINE LOAN” and collectively, the “SWINGLINE LOANS”) to the BORROWERS as co-obligors, which SWINGLINE LOANS: (a) shall be made and maintained as BASE RATE BORROWINGS; (b) may be repaid and reborrowed in accordance with the terms of this AGREEMENT; (c) shall be paid in full by the BORROWERS on or before the SWINGLINE MATURITY DATE; and (d) shall not exceed in aggregate principal amount at any time outstanding the SWINGLINE DOLLAR CAP, and when combined with: (a) the aggregate principal amounts of all REVOLVING LOANS (exclusive of REVOLVING LOANS which are repaid with the proceeds of, and simultaneously with the incurrence of, such SWINGLINE LOANS) at such time, and (b) the L/C OBLIGATIONS then outstanding, does not exceed the TOTAL COMMITMENT.

Section 2.2.1. Funding Of Swingline Loans With Revolving Loans . The SWINGLINE LENDER may, in the sole and absolute discretion of the SWINGLINE LENDER, on any BUSINESS DAY give notice to the LENDERS that the outstanding SWINGLINE LOANS shall be funded with a borrowing of REVOLVING LOANS (provided that each such notice shall be deemed to have automatically been given upon the occurrence of a DEFAULT or an EVENT OF DEFAULT), in which case borrowings under the REVOLVING LOANS, constituting BASE

RATE BORROWINGS, shall be made on the immediately succeeding BUSINESS DAY by all LENDERS pro rata based on each LENDER’S COMMITMENT PERCENTAGE, and the proceeds thereof shall be applied directly to repay such outstanding SWINGLINE LOANS. Each LENDER hereby irrevocably and unconditionally agrees to make REVOLVING LOANS, maintained as BASE RATE BORROWINGS, upon one (1) BUSINESS DAY’S notice in accordance with the immediately preceding sentence, notwithstanding: (a) that the amount of any such REVOLVING LOANS may not comply with the MINIMUM BORROWING AMOUNT otherwise applicable; (b) any conditions of the LOAN DOCUMENTS which might otherwise be a prerequisite to the extension of LOANS have not been satisfied; and/or (c) any reductions in the commitments after any such SWINGLINE LOANS were made. In the event that any REVOLVING LOAN required by this Section cannot be made for any reason on the date otherwise required (including, without limitation, as a result of the commencement of any INSOLVENCY PROCEEDINGS), each LENDER (other than the SWINGLINE LENDER) hereby agrees that it will purchase from the SWINGLINE LENDER (without recourse or warranty) such assignment of the then outstanding SWINGLINE LOANS as is necessary to cause the LENDERS (including the SWINGLINE LENDER) to share in the SWINGLINE LOANS ratably based upon their respective COMMITMENT PERCENTAGES; provided, however, that all interest payable on the SWINGLINE LOANS shall be for the account of the SWINGLINE LENDER until the date that the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the LENDER purchasing the assignment from and after the date of purchase. The BORROWERS hereby irrevocably and unconditionally agree to the extension of such REVOLVING LOANS and to the assignments provided for in this Section.

Section 2.2.2. Procedure For Borrowing Swingline Loans. The BORROWERS may borrow proceeds of the SWINGLINE LOANS until (but not including) the SWINGLINE LOANS MATURITY DATE, provided, that the BORROWERS deliver to the AGENT an irrevocable notice (which notice must be received by the AGENT prior to 3:00 p.m. Baltimore, Maryland time on the requested BORROWING DATE) specifying the amount to be borrowed.

Section 2.2.3. Swingline Loan Promissory Note. The obligations of the BORROWERS to repay the SWINGLINE LOANS to the SWINGLINE LENDER shall be evidenced by the SWINGLINE NOTE in the form of the specimen Swingline Promissory Note attached as Exhibit 2.2.3 hereto. The BORROWERS shall deliver the SWINGLINE NOTE to the SWINGLINE LENDER on the date of CLOSING.

Section 2.2.4. Permitted Purposes. The proceeds of the SWINGLINE LOANS shall be used by the BORROWERS solely for the general working capital needs of the BORROWERS.

Section 2.3. Revolving Loans. Subject to the terms and conditions of this AGREEMENT and the other LOAN DOCUMENTS, each of the LENDERS severally agrees to extend a loan or loans to the BORROWERS as co-obligors (each a “REVOLVING LOAN” and collectively, the “REVOLVING LOANS”) from time to time until the REVOLVING LOAN MATURITY DATE, in aggregate principal amounts outstanding at any one time which when added to such LENDER’S COMMITMENT of: (a) the L/C OBLIGATIONS then outstanding, and (b) the principal amount of SWINGLINE LOANS then outstanding, does not exceed such

LENDER’S COMMITMENT; provided, however, that at no time shall the aggregate principal unpaid balances of all outstanding LOANS plus the L/C OBLIGATIONS then outstanding exceed the TOTAL COMMITMENT. The BORROWERS shall not request any advances of proceeds of the REVOLVING LOANS which would cause the aggregate unpaid principal balances of the REVOLVING LOANS to exceed the above-stated limitations. In the event that the aggregate unpaid principal balances of the REVOLVING LOANS exceed the limitations provided for herein, the BORROWERS shall immediately make such payments to the AGENT as will be sufficient to reduce the aggregate unpaid principal balances of the REVOLVING LOANS to an aggregate amount which will not be in excess of such limitations. Each REVOLVING LOAN extended by a LENDER shall be in a principal amount equal to the LENDER’S COMMITMENT PERCENTAGE of the aggregate principal amount of the REVOLVING LOANS requested on such occasion. Subject to the terms and conditions of this AGREEMENT and the other LOAN DOCUMENTS, the BORROWERS may borrow, prepay, and reborrow the REVOLVING LOANS in whole or in part until the REVOLVING LOAN MATURITY DATE.

Section 2.3.1. Revolving Loan Promissory Notes. The obligations of the BORROWERS to repay the REVOLVING LOANS to each of the LENDERS shall be evidenced by REVOLVING LOAN PROMISSORY NOTES in the form of the specimen Revolving Loan Promissory Note attached as Exhibit 2.3.1 hereto. The BORROWERS shall deliver a REVOLVING LOAN PROMISSORY NOTE on the date of CLOSING to each of the LENDERS, with the face amount of each of such REVOLVING LOAN PROMISSORY NOTES to be in the amount of the COMMITMENT of the respective LENDER.

Section 2.3.2. Procedure For Revolving Loan Borrowings. The BORROWERS may borrow proceeds of the REVOLVING LOANS until (but not including) the REVOLVING LOAN MATURITY DATE, provided, that the BORROWERS deliver to the AGENT an irrevocable notice (which notice must be received by the AGENT prior to 10:00 a.m. Baltimore, Maryland time: (a) two (2) BUSINESS DAYS prior to the requested BORROWING DATE, if all or any part of the requested advances of proceeds of the REVOLVING LOANS are to be initially LIBOR BORROWINGS; or (b) on the requested BORROWING DATE if all of the requested advances of the proceeds of the REVOLVING LOANS are to be initially BASE RATE BORROWINGS) specifying: (i) the amount to be borrowed, (ii) the requested BORROWING DATE, (iii) whether the borrowing is to be a LIBOR BORROWING, a BASE RATE BORROWING, or a combination thereof, and (iv) if the borrowing is to be entirely or partly a LIBOR BORROWING, the information required to be specified in the election described in Section 2.4.2.b of this AGREEMENT. The above-described notice may be delivered to the AGENT via facsimile with telephone confirmation. The AGENT shall promptly notify each LENDER of the AGENT’S receipt of each notice. Each LENDER will make the amount of its pro rata share (calculated in accordance with its respective COMMITMENT PERCENTAGE) of each requested borrowing available to the AGENT for the account of the BORROWERS at the offices of the AGENT specified in this AGREEMENT prior to 12:00 Noon Baltimore, Maryland time on the BORROWING DATE requested by the BORROWERS in U.S. Dollars and in funds immediately available to the AGENT. Such borrowing will be made available to the BORROWERS on or prior to 1:00 p.m. Baltimore, Maryland time by the AGENT crediting the COMMERCIAL ACCOUNT with the aggregate of the amounts made available to the AGENT by the LENDERS and in like funds as received by the AGENT. Each borrowing under the REVOLVING LOANS shall be in a principal amount of not less than the MINIMUM BORROWING AMOUNT.

Section 2.3.3. Repayment Of Revolving Loans. The BORROWERS jointly and severally and unconditionally promise to pay to the AGENT for the accounts of the LENDERS, the then unpaid principal amount of each REVOLVING LOAN of the LENDERS on or before the REVOLVING LOAN MATURITY DATE (or on any earlier date on which the REVOLVING LOANS become due and payable as required by the stated provisions of this AGREEMENT). The BORROWERS jointly and severally and unconditionally promise to pay to the AGENT for the accounts of the LENDERS all interest which has accrued upon the unpaid principal amounts of the REVOLVING LOANS from time to time outstanding from the date of CLOSING until the date of payment in full of the REVOLVING LOANS at the rates per annum, and on the dates set forth in Section 2.4 of this AGREEMENT. All sums due to the LENDERS in connection with the REVOLVING LOANS shall be paid in full on or before the REVOLVING LOAN MATURITY DATE.

Section 2.3.4. Permitted Purposes Of Revolving Loans. The proceeds of the REVOLVING LOANS shall be used by the BORROWERS solely to refinance certain existing INDEBTEDNESS and for the general working capital needs of the BORROWERS.

Section 2.4. Interest Terms Applicable To The Loans. Interest shall accrue upon the unpaid principal balances of the LOANS until the LOANS have been repaid in full at the rate or rates described below in this Section 2.4.

Section 2.4.1. Adjusted Base Rate. Except as otherwise provided by the terms of this AGREEMENT, the LOANS shall bear interest on the unpaid principal balances at the fluctuating ADJUSTED BASE RATE. Absent a timely election by the BORROWERS in accordance with Section 2.4.2.b of this AGREEMENT, the unpaid balances of the LOANS, including any balances of any LIBOR BORROWINGS for which the applicable INTEREST PERIOD has expired, shall be automatically deemed to bear interest at the ADJUSTED BASE RATE. Changes in the interest rate shall be made when and as changes in the BASE RATE occur. For each BASE RATE BORROWING, all accrued and unpaid interest shall be payable monthly in arrears on the first BUSINESS DAY of each succeeding calendar month, with the first of such payments to be due on March 1, 2004. Each election by the BORROWERS of a BASE RATE BORROWING shall be in the MINIMUM BORROWING AMOUNT, or any multiple thereof. Any advances of the LOANS bearing interest at the ADJUSTED BASE RATE may be prepaid in whole at any time or in part from time to time upon notice to the AGENT not less than one (1) BUSINESS DAY prior to the date of prepayment without penalty or additional interest.

Section 2.4.2. Adjusted LIBOR Rate Option. Subject to the terms of this Section, interest may accrue at the election of the BORROWERS for INTEREST PERIODS selected by the BORROWERS, at the ADJUSTED LIBOR RATE on portions of the unpaid principal balances of the REVOLVING LOANS. Any LIBOR BORROWING or election for a LIBOR BORROWING pursuant to the provisions of this Section shall be subject to the following terms and conditions:

a. Payments. For each of the LIBOR BORROWINGS, accrued interest shall be paid to the AGENT for the accounts of the LENDERS in arrears on: (i) the first BUSINESS DAY of each succeeding calendar month; and (ii) the last day of each applicable INTEREST PERIOD.

b. Notice Of Election. By 10:00 a.m. Baltimore, Maryland time on that BUSINESS DAY which occurs two (2) BUSINESS DAYS prior to the BUSINESS DAY on which the BORROWERS desires that an INTEREST PERIOD commence, the BORROWERS shall deliver a written election to the AGENT specifying: (1) the commencement date of and length of the relevant INTEREST PERIOD, and (2) the dollar amount of that portion of the total aggregate principal amount of the REVOLVING LOANS, which are to bear interest at the ADJUSTED LIBOR RATE, which amount shall not be less than the MINIMUM BORROWING AMOUNT or any multiple thereof.

c. Effect Of Election. Interest shall accrue from and including the first day of each INTEREST PERIOD selected by the BORROWERS to (but not including) the last day of such INTEREST PERIOD at the ADJUSTED LIBOR RATE determined as applicable to such INTEREST PERIOD upon the amount of the unpaid principal balances of the REVOLVING LOANS identified by the BORROWERS in the BORROWERS’ written election.

(i) Interest Periods. There shall be no more than six (6) INTEREST PERIODS outstanding at any one time. No INTEREST PERIOD may expire after the REVOLVING LOAN MATURITY DATE.

(ii) Availability. If the AGENT determines at any time that a REGULATORY CHANGE or a change in market conditions has made it impractical for the LENDERS to offer pricing based on the ADJUSTED LIBOR RATE, the AGENT may give notice of such determination to the BORROWERS, and all advances which are then accruing interest at an ADJUSTED LIBOR RATE shall, on the last day(s) of the then applicable current INTEREST PERIOD(S) automatically and without further notice, begin to accrue interest at the ADJUSTED BASE RATE. Until such time as the AGENT determines that a REGULATORY CHANGE or a change in market conditions has again made it practical for the LENDERS to offer pricing on the ADJUSTED LIBOR RATE, the LENDERS will not be obligated to further offer pricing based upon the ADJUSTED LIBOR RATE, and any notice from the BORROWERS requesting such a rate option will be ineffective.

(iii) Breakage Costs. The BORROWERS agree to compensate the LENDERS from time to time, upon demand from any LENDER through the AGENT, for all losses, expenses, lost earnings, costs and liabilities (including, without limitation, all interest paid to lenders of funds borrowed by the LENDERS to carry LIBOR BORROWINGS) which any of the LENDERS sustains if: (a) any repayment or prepayment of any LIBOR BORROWINGS (including, without limitation, any payment resulting from the acceleration of the LOANS in accordance with the terms of this AGREEMENT) or any conversion of a LIBOR BORROWING for any reason occurs on a date which is not the last day of the applicable INTEREST PERIOD; or (b) any failure by the BORROWERS to borrow a LIBOR BORROWING or convert a BASE RATE BORROWING to a LIBOR BORROWING on the date for such borrowing or conversion specified in the relevant notice of election given by the BORROWERS to the LENDERS in accordance with the terms of this AGREEMENT.

(iv) Termination Of Right To Elect LIBOR Borrowings. Notwithstanding anything to the contrary set forth in this AGREEMENT, and without limiting any other rights and remedies of the LENDERS, the REQUIRED LENDERS during any continuing DEFAULT may suspend the right of the BORROWERS to convert any BASE RATE BORROWING into a LIBOR BORROWING or to permit any LIBOR BORROWING to be renewed as a LIBOR BORROWING, in which case all LOANS shall be converted (on the last days of the respective INTEREST PERIODS therefor) or continued, as the case may be, as BASE RATE BORROWINGS.

Section 2.4.3. Calculation Of Interest. Interest shall be calculated on the basis of a 360 day per year factor.

Section 2.4.4. Default Interest. The interest rates payable upon the LOANS may be increased during any continuing EVENT OF DEFAULT upon the authorization of the REQUIRED LENDERS to that rate equal to the BASE RATE plus two hundred (200) BASIS POINTS until the EVENT OF DEFAULT has been cured to the satisfaction of the REQUIRED LENDERS or waived by the AGENT upon the authorization of the REQUIRED LENDERS.

Section 2.4.5. Maximum Rate Of Interest. Any provision contained in the LOAN DOCUMENTS to the contrary notwithstanding, the holders of the NOTES shall not be entitled to receive or collect, nor shall the BORROWERS be obligated to pay, interest, fees, or charges thereunder in excess of the maximum rate of interest permitted by any applicable LAW, and if any provision of this AGREEMENT, the NOTES or any of the other LOAN DOCUMENTS is construed or held by any court of law or GOVERNMENTAL BODY having jurisdiction to permit or require the charging, collection or payment of any amount of interest in excess of that permitted by such LAWS, the provisions of this Section shall control and shall override any contrary or inconsistent provision. The intention of the parties is to at all times conform strictly with all applicable usury requirements and other LAWS limiting the maximum rates of interest which may be lawfully charged upon the LOANS. The interest to be paid pursuant to the NOTES shall be held subject to reduction to the amount allowed under said usury or other laws as now or hereafter construed by the courts having jurisdiction, and any sums of money paid in excess of the interest rate allowed by applicable law shall be applied in reduction of the principal amount owing pursuant to the NOTES. The BORROWERS acknowledge and irrevocably stipulate for all purposes that it has been contemplated at all times by the parties that the LAWS of the State of Maryland will govern the maximum rate of interest that it is permissible for the LENDERS to charge the BORROWERS.

Section 2.4.6. Automatic Debit. The BORROWERS hereby irrevocably authorize the AGENT to debit the COMMERCIAL ACCOUNT to make payment of all sums due hereunder when and as such payments are due and payable pursuant to the terms of the LOAN DOCUMENTS.

Section 2.5. Late Payment Charges. Any payment of principal, interest or fees due upon any of the LOANS (including any final payment) which is received by the AGENT more than fifteen (15) calendar days after its due date shall incur a late payment charge equal to five percent (5%) of the amount of the payment due. All late payment charges shall be payable upon the demand of the AGENT. The existence of the right by the LENDERS to receive a late payment charge shall not be deemed to constitute a grace period or provide any right to the BORROWERS to make a payment other than on such payment’s scheduled due date.

Section 2.6. Letters of Credit.

Section 2.6.1. L/C Commitment. (a) Subject to the terms and conditions hereof, the ISSUING BANK, in reliance on the agreements of the other LENDERS set forth in Section 2.6.4, agrees to issue letters of credit (collectively referred to as the “LETTERS OF CREDIT”) for the account of any BORROWER on any BUSINESS DAY during the COMMITMENT PERIOD in such form as may be approved from time to time by the ISSUING BANK; provided, that no LETTER OF CREDIT shall be issued if, after giving effect thereto (i) the amount of the L/C OBLIGATIONS plus the principal balance of the LOANS would exceed the amount of the TOTAL COMMITMENT in effect at such time (ii) the aggregate amount of the L/C OBLIGATIONS at such time would exceed the L/C COMMITMENT in effect at such time or (iii) a DEFAULT or EVENT OF DEFAULT shall exist or be continuing; (b) each LETTER OF CREDIT: (i) shall be denominated in United States Dollars and shall be a standby letter of credit (except for the WILSON CO. L/C); and (ii) shall be for the account of a BORROWER; (iii) shall have an expiration date no later than the REVOLVING LOAN MATURITY DATE; and (iv) may during the COMMITMENT PERIOD be extended at the sole discretion of the ISSUING BANK for additional periods of up to one year each (but in no event to expire later than the REVOLVING LOAN MATURITY DATE) upon written request from the BORROWERS to the ISSUING BANK at least 20 days (or such other time period as agreed by the BORROWERS and the ISSUING BANK) before the date upon which notice of extension is otherwise required by the terms thereof; and (c) each LETTER OF CREDIT shall be subject to ISP98 and, to the extent not inconsistent therewith, the laws of the State of Maryland.

Section 2.6.2. Procedure for Issuance of Letters of Credit. The BORROWERS may from time to time request that the ISSUING BANK issue a LETTER OF CREDIT by delivering to the ISSUING BANK at its office for notices specified herein an APPLICATION therefor, completed to the satisfaction of the ISSUING BANK, and such other certificates, documents and other papers and information as the ISSUING BANK may reasonably request. Upon receipt by the ISSUING BANK of any APPLICATION, the ISSUING BANK will process such APPLICATION and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, after determining from the AGENT that issuance of the LETTER OF CREDIT requested thereby will be within the limits imposed by Section 2.6.1, issue such LETTER OF CREDIT not later than ten (10) BUSINESS DAYS after its receipt of the APPLICATION therefor and all such other certificates, documents and other papers and information relating thereto (but in no event shall the ISSUING BANK be required to issue any LETTER OF CREDIT earlier than five (5) BUSINESS DAYS after its receipt of the APPLICATION therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such LETTER OF CREDIT to the beneficiary thereof or as otherwise may be agreed by the ISSUING BANK and the BORROWERS. The WILSON CO. L/C shall be issued at CLOSING notwithstanding the failure to comply with the notice requirements set forth herein. The ISSUING BANK shall promptly after issuing a LETTER OF CREDIT furnish copies thereof to the BORROWERS.

Section 2.6.3. L/C Fees, Commissions and Other Charges. (a) The BORROWERS shall pay to the AGENT, for the account of the LENDERS (including the ISSUING BANK) pro rata according to their respective COMMITMENT PERCENTAGES, a LETTER OF CREDIT fee equal to the daily maximum amount available to be drawn under all LETTERS OF CREDIT outstanding times the rate equal to the APPLICABLE MARGIN for

LIBOR BORROWINGS in effect from time to time (computed on the basis of the actual number of days each LETTER OF CREDIT is outstanding in a year of 360 days). The BORROWERS shall also pay to the ISSUING BANK, in respect of each LETTER OF CREDIT issued by the ISSUING BANK, a fronting fee in an amount not to exceed $250. The fees described in the preceding sentences shall be due and payable quarterly. For all LETTERS OF CREDIT issued between CLOSING and March 31, 2004 the initial quarterly fee shall be paid on the date of issuance and thereafter such fees shall be paid in arrears on each L/C PAYMENT DATE (commencing on June 30, 2004) and on the REVOLVING LOAN MATURITY DATE or such earlier date as the COMMITMENTS are terminated, and shall be nonrefundable; (b) in addition to the foregoing fees, the BORROWERS shall pay or reimburse the ISSUING BANK for such normal and customary costs and expenses as are incurred or charged by the ISSUING BANK in issuing, effecting payment under, amending or otherwise administering any LETTER OF CREDIT; and (c) the AGENT shall, promptly following its receipt thereof, distribute to the ISSUING BANK and the LENDERS all fees and commissions received by the AGENT for their respective accounts pursuant to this subsection.

Section 2.6.4. Borrowings; L/C Participations. (a) If a draft is paid under any LETTER OF CREDIT issued by the ISSUING BANK for which the ISSUING BANK is not timely reimbursed in full by the BORROWERS within the time required pursuant to Section 2.6.5 hereof, the AGENT shall promptly notify each LENDER of the unreimbursed drawing under such LETTER OF CREDIT (the “UNREIMBURSED AMOUNT”). In such event the BORROWERS shall be deemed to have requested a borrowing of REVOLVING LOANS in the amount of the UNREIMBURSED AMOUNT and on such date the LENDERS shall fund, pro rata based on each LENDER’S COMMITTED PERCENTAGE, the UNREIMBURSED AMOUNT. Any such REVOLVING LOANS shall be made as BASE RATE BORROWINGS and each LENDER hereby irrevocably and unconditionally agrees to make such REVOLVING LOANS upon one (1) BUSINESS DAY notice notwithstanding: (i) that the amount of any such REVOLVING LOANS may not comply with the MINIMUM BORROWING AMOUNT otherwise applicable; or (ii) that any conditions of the LOAN DOCUMENTS which might otherwise be prerequisite to the extension of LOANS have not been satisfied. The funding of REVOLVING LOANS to make full payment of the UNREIMBURSED AMOUNT shall be deemed a reimbursement of such amounts. (b) In the event that any REVOLVING LOAN required by this Section cannot be made for any reason on the date otherwise required, then each L/C PARTICIPANT shall pay to the ISSUING BANK, upon demand, at the ISSUING BANK’S address for notices specified herein an amount equal to such L/C PARTICIPANT’S COMMITMENT PERCENTAGE of the UNREIMBURSED AMOUNT. The ISSUING BANK irrevocably agrees to grant and hereby grants to each L/C PARTICIPANT, and, to induce the ISSUING BANK to issue LETTERS OF CREDIT hereunder, each L/C PARTICIPANT irrevocably agrees to accept and purchase and hereby accepts and purchases from the ISSUING BANK, on the terms and conditions hereinafter stated, for such L/C PARTICIPANT’S own account and risk, an undivided interest equal to such L/C PARTICIPANT’S COMMITMENT PERCENTAGE in the ISSUING BANK’S obligations and rights under each LETTER OF CREDIT issued by the ISSUING BANK hereunder and the amount of each draft paid by the ISSUING BANK thereunder. Any action taken or omitted by the ISSUING BANK under or in connection with a LETTER OF CREDIT, if taken or omitted in the absence of gross negligence or willful misconduct, shall neither create for the ISSUING BANK any resulting liability to any L/C PARTICIPANT nor constitute a defense to an L/C PARTICIPANT’S obligation to make the payments to the ISSUING BANK required by this Section. If any amount required to be paid by any L/C PARTICIPANT to the ISSUING BANK pursuant to Section 2.6.4 in respect of any unreimbursed portion made by the ISSUING BANK under any LETTER OF CREDIT is not paid to the ISSUING BANK on the date such payment is due from such L/C PARTICIPANT, such L/C PARTICIPANT shall pay to the ISSUING BANK on demand an amount equal to the product of (a) such amount, times (b) the daily average FEDERAL FUNDS EFFECTIVE RATE, as quoted by the ISSUING BANK, during the period from and including the date such payment is required to the date on which such payment is immediately available to the ISSUING BANK, times (c) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the ISSUING BANK submitted to any L/C PARTICIPANT with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. Whenever, at any time after the ISSUING BANK has made payment under any LETTER OF CREDIT and has received from any L/C PARTICIPANT its pro rata share of such payment in accordance with Section 2.6.4, the ISSUING BANK receives any payment related to such LETTER OF CREDIT (whether directly from the BORROWER or otherwise, including by way of set-off or proceeds of collateral applied thereto by the ISSUING BANK), or any payment of interest on account thereof, the ISSUING BANK will distribute to such L/C PARTICIPANT its pro rata share thereof; provided, however, that in the event that any such payment received by the ISSUING BANK shall be required to be returned by the ISSUING BANK, such L/C PARTICIPANT shall return to the ISSUING BANK the portion thereof previously distributed by the ISSUING BANK to it.

Section 2.6.5. Reimbursement Obligation of the BORROWER. The BORROWERS agree to reimburse the ISSUING BANK in respect of any LETTER OF CREDIT not later than 11:00 a.m. Baltimore, Maryland time on each date on which the ISSUING BANK notifies the BORROWERS of the date and amount of a draft presented under such LETTER OF CREDIT and paid or to be paid by the ISSUING BANK for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other direct out of pocket costs or expenses incurred by the ISSUING BANK in connection with such payment. Each such payment shall be made to the ISSUING BANK at its office listed in Section 10.15 in United States Dollars and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the BORROWERS under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the per annum rate of the ADJUSTED BASE RATE plus two hundred fifty (250) BASIS POINTS and shall be payable on demand by the ISSUING BANK.

Section 2.6.6. Obligations Absolute. The obligations of the BORROWERS under this Section 2.6 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any BORROWER may have or have had against the ISSUING BANK or any beneficiary of a LETTER OF CREDIT or any other PERSON. The BORROWERS agree with the ISSUING BANK that the ISSUING BANK shall not be responsible for, and the BORROWERS’ REIMBURSEMENT OBLIGATIONS under Section 2.6.5 shall not be affected by, among other things, (a) the validity or genuineness of any documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, provided, that reliance upon such documents by the ISSUING BANK shall not have constituted gross negligence or willful misconduct by the ISSUING BANK or (b) any dispute between or among any BORROWER and any beneficiary of any LETTER OF CREDIT or any other PERSON to which such LETTER OF CREDIT may be transferred or (c) any claims whatsoever of the BORROWERS against any beneficiary of such LETTER OF CREDIT or any such transferee. The ISSUING BANK shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any LETTER OF CREDIT, except for errors or omissions caused by the ISSUING BANK’S gross negligence or willful misconduct. The BORROWERS agree that any action taken or omitted by the ISSUING BANK under or in connection with any LETTER OF CREDIT or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the BORROWERS and shall neither result in any liability of the ISSUING BANK to the BORROWERS nor constitute a defense to the BORROWERS’ obligation to reimburse the ISSUING BANK.

Section 2.6.7. Letter of Credit Payments. If any draft shall be presented for payment to the ISSUING BANK under any LETTER OF CREDIT, the ISSUING BANK shall promptly notify the BORROWERS of the date and amount thereof. The responsibility of the ISSUING BANK to the BORROWERS in connection with any draft presented for payment under any LETTER OF CREDIT shall, in addition to any payment obligation expressly provided for in such LETTER OF CREDIT, be limited to determining that the documents (including each draft) delivered under such LETTER OF CREDIT in connection with such presentment are in conformity with such LETTER OF CREDIT.

Section 2.6.8. Application. To the extent that any provision of any APPLICATION related to any LETTER OF CREDIT is inconsistent with the provisions of this AGREEMENT, the provisions of this AGREEMENT shall apply.

Section 2.7. Pro Rata Treatment And Payments.

Section 2.7.1. Distribution Of Payments To Lenders. Except as otherwise expressly provided to the contrary by the terms of this AGREEMENT, all payments (including prepayments) to be made by the BORROWERS hereunder, whether on account of principal, interest, fees or otherwise shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon Baltimore, Maryland time on the due date thereof to the AGENT for the accounts of the LENDERS at the AGENT’S offices in Baltimore, Maryland in immediately available U.S. Dollars. The AGENT shall distribute such payments to the LENDERS entitled to receive the same promptly upon receipt in like funds as received.

Section 2.7.2. Funding Of Loans. The LENDERS agree that the AGENT may assume that each LENDER will fund its pro rata portion of each borrowing requested by the BORROWERS in accordance with the terms of this AGREEMENT and that the AGENT may, in reliance upon such assumption, make available to the BORROWERS a corresponding amount. If such amount is not funded and made available to the AGENT by the time required hereunder, any LENDER not making such timely funding shall pay to the AGENT on demand such amount with interest thereon at a rate equal to the interest rate applicable to such borrowing. If such LENDER’S portion of such borrowing is not made available to the AGENT within three (3) BUSINESS DAYS of the date required for funding, the AGENT shall be entitled to recover from any such LENDER the unfunded amount together with interest thereon calculated at the fluctuating interest rate equal to the ADJUSTED BASE RATE plus two hundred (200) BASIS POINTS. A certificate of the AGENT submitted to any LENDER with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

Section 2.7.3. Ratable Sharing. Each borrowing by the BORROWERS shall be made ratably from the LENDERS in accordance with their respective COMMITMENT PERCENTAGES. Any reduction in the TOTAL COMMITMENTS shall be made ratably among the LENDERS in accordance with their respective COMMITMENT PERCENTAGES. Each payment (including each prepayment) by the BORROWERS on account of principal and interest on the LOANS shall be shared pro rata by the LENDERS in accordance with their respective balances of the LOANS which are being paid.

Section 2.8. Application Of Payments. Except as expressly required to the contrary by the terms of this AGREEMENT, all payments received upon the LOANS shall be applied first to SECURED PARTY EXPENSES, next to late payment charges and fees, then to accrued interest and the unpaid principal balances of the LOANS, or in such other order as elected by the REQUIRED LENDERS.

Section 2.9. Increased Costs And Reduced Return.

Section 2.9.1. Yield Protection. If the adoption or change of any LAW, rule, or any change in the interpretation or administration thereof by any GOVERNMENTAL AUTHORITY, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any LENDER with any request or directive (whether or not having the force of law) of any such GOVERNMENTAL AUTHORITY, central bank, or comparable agency or any REGULATORY CHANGE after the date of CLOSING: (a) subjects such LENDER to any tax, duty, or other charge with respect to any LOAN or NOTE, or changes the basis of taxation of any amounts payable to such LENDER under this AGREEMENT or any NOTE in respect of any LOAN or otherwise with respect to any OBLIGATIONS (other than taxes imposed on the overall net income of such LENDER by the jurisdiction in which such LENDER has its principal office); (b) imposes, modifies, or deems applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the RESERVE REQUIREMENT utilized in the determination of the ADJUSTED LIBOR RATE) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such LENDER, including the applicable LOANS extended by such LENDER hereunder or any other OBLIGATIONS owing to such LENDER; or (c) imposes on such LENDER or the applicable interbank market any other condition affecting this AGREEMENT or any NOTE or any OBLIGATION or any of such extensions of credit or liabilities or commitments or the costs of deposits maintained by any LENDER in obtaining funds to carry any of the LOANS or OBLIGATIONS; and the result of any of the foregoing is to increase the cost to such LENDER of the making, converting into, continuing, or maintaining or participating in any LOAN or to reduce any yield or sum received or receivable by such LENDER under this AGREEMENT or any NOTE with respect to any LOAN or other OBLIGATION, then the BORROWERS shall pay to such LENDER on demand such amount or amounts as will compensate such LENDER for such increased cost or reduction.

Section 2.9.2. Changes In Capital Adequacy Requirements. If any LENDER determines that the adoption or change of any CAPITAL ADEQUACY REQUIREMENT or change in the interpretation or administration thereof by any GOVERNMENTAL AUTHORITY, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such GOVERNMENTAL AUTHORITY, central bank, or comparable agency after the date hereof has or would have the effect of reducing the rate of return on the capital of such LENDER or any corporation controlling such LENDER as a consequence of such LENDER’S obligations hereunder to a level below that which such LENDER or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the BORROWERS shall pay to such LENDER such additional amount or amounts as will compensate such LENDER for such reduction.

Section 2.9.3. Compensation To Lenders. Any LENDER claiming compensation under this Section shall furnish to the BORROWERS and to the AGENT a statement setting forth the reason and the additional amount or amounts to be paid to such LENDER hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such LENDER may use any reasonable averaging and attribution methods.

Section 2.10. Taxes.

Section 2.10.1. No Deductions For Taxes. All payments by the BORROWERS to the SECURED PARTIES in accordance with this AGREEMENT, any of the NOTES, or any other LOAN DOCUMENT shall be made without deduction or withholding for any TAXES. In addition, the BORROWERS shall pay all OTHER TAXES.

Section 2.10.2. Adjustments For Taxes; Obligation To Pay Taxes. If the BORROWERS are required by LAW to deduct or withhold any TAXES or OTHER TAXES from or in respect of any sum payable to any secured party, then: (a) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section ), such LENDER or the AGENT, as the case may be, receives and retains an amount equal to the sum it would have received and retained had not such deductions or withholdings been made; (b) the BORROWERS shall make such deductions and withholdings; and (c) the BORROWERS shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable LAWS.

Section 2.10.3. Indemnification. The BORROWERS jointly and severally agree to indemnify and hold harmless each of the SECURED PARTIES for the full amount of TAXES and OTHER TAXES in the amount necessary to preserve the after-tax yield that each LENDER would have received if such TAXES or OTHER TAXES, as the case may be, had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such TAXES or OTHER TAXES, as the case may be, were correctly or legally asserted. Payment under this indemnification shall be made by the BORROWERS within thirty (30) days after the date the applicable SECURED PARTY makes written demand therefor.

Section 2.10.4. Receipts. Within thirty (30) days after the date of any payment by the BORROWERS of TAXES or OTHER TAXES, the BORROWERS shall furnish to each applicable SECURED PARTY the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such SECURED PARTY.

Section 2.10.5. Foreign Lenders. Each LENDER organized under the laws of a jurisdiction outside the United States shall from time to time if requested in writing by the BORROWERS, provide the BORROWERS and the AGENT with: (a) Internal Revenue Service Form 1001 or 4224, as appropriate (or if such LENDER is not a “bank” or other PERSON described in Section 881(c)(3) of the CODE and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (a) above, a Certificate re Non-Bank Status), or any successor form prescribed by the Internal Revenue Service, certifying that such LENDER is entitled to benefits under an income tax treaty to which the United States is a party which establishes such LENDER is not subject to withholding tax on payments of interest or certifying that the income receivable pursuant to this AGREEMENT is effectively connected with the conduct of a trade or business in the United States; (b) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service; and (c) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the CODE), certifying that such LENDER is entitled to an exemption from a tax on payments made upon any of the OBLIGATIONS.

Section 2.10.6. Delivery Of Forms And Certificates. Each LENDER required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section hereby agrees, from time to time after the initial delivery by such LENDER of such forms, certificates or other evidence, that whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such LENDER shall promptly deliver to the AGENT and to the BORROWERS two (2) new original copies of Internal Revenue Service Form 1001 or 4224, as appropriate, a Certificate of Non-Bank Status, or Internal Revenue Service Form W-8 or W-9, as appropriate, as the case may be, properly completed and duly executed by such LENDER, together with any other certificate or statement of exemption required in order to confirm or establish that such LENDER is not subject to deduction or withholding of United States federal income tax with respect to payments to such LENDER under the LOAN DOCUMENTS, or such LENDER shall notify the AGENT and the BORROWERS of its inability to deliver any such forms, certificates or other evidence.

Section 2.10.7. Survival After Repayment. The payment and indemnification obligations of the BORROWERS under this entire Section 2.10 shall survive the termination of this AGREEMENT and the repayment of the OBLIGATIONS.

Section 2.11. Fees. In addition to any other fees required to be paid by the BORROWERS under the terms hereof the BORROWERS shall pay the following fees:

a. Facility Fee. On the date of CLOSING the BORROWERS shall pay to the AGENT, for the ratable benefit of the LENDERS, a commitment fee in an amount equal to Two Hundred Twenty-Five Thousand Dollars ($225,000.00). Thereafter, on each annual anniversary date of the CLOSING the BORROWERS shall pay to the AGENT, for the ratable benefit of the LENDERS, a commitment fee in an amount equal to one-quarter of one percent (¼%) of the amount equal to the TOTAL COMMITMENT minus the maximum amount available to be drawn on WILSON CO. L/C outstanding as of such date.

b. Agent Fee. The BORROWERS shall pay to the AGENT for its own account the fees in the amounts and at the times specified in the AGENT FEE LETTER. Such fees shall be fully earned when accrued and shall not be refundable for any reason whatsoever.

Section 2.12. Reduction in Total Commitments. The maximum amount of the TOTAL COMMITMENT is subject to reduction as follows:

a. Mandatory Reductions. The amount of the TOTAL COMMITMENT shall be automatically reduced as follows: (i) commencing on November 1, 2004 and continuing through and including October 31, 2005 the TOTAL COMMITMENT shall be reduced to Sixty-Seven Million Dollars ($67,000,000.00); (ii) commencing on November 1, 2005 and continuing through and including October 31, 2006 the amount of the TOTAL COMMITMENT shall be reduced to Sixty-Four Million Dollars ($64,000,000.00); and (iii) on November 1, 2006 and continuing through the REVOLVING LOAN MATURITY DATE the amount of the TOTAL COMMITMENT shall be reduced to Sixty Million Dollars ($60,000,000.00);

b. Optional Reductions. The BORROWERS shall have the option of reducing the TOTAL COMMITMENT by: (i) providing the AGENT and the LENDERS with written notice of such reduction not less than ten (10) BUSINESS DAYS prior to the effective date of such reduction, which notice shall state the effective date of such reduction and the amount to which the TOTAL COMMITMENT is to be reduced; (ii) on or before the effective date of such reduction the principal amount outstanding under the LOANS plus the L/C OBLIGATIONS shall be in an amount not in excess of such reduced TOTAL COMMITMENT amount; (iii) any such price reduction in the TOTAL COMMITMENT shall be in a minimum principal amount of Five Million Dollars ($5,000,000.00) or in whole multiples thereof; and (iv) upon any optional reduction in the TOTAL COMMITMENT accomplished with use of borrowed funds, the BORROWERS shall pay to the AGENT, for the ratable benefit of the LENDERS, a fee in an amount equal to (A) one percent (1%) of the amount of such reduction if such reduction occurs between CLOSING and February 28, 2005, inclusive; and (B) three-quarters of one percent (¾%) of the amount of such reduction if such reduction occurs after February 28, 2005.

Section 2.13. Payments. All payments received by the SECURED PARTIES which are to be applied to reduce the OBLIGATIONS shall be provisional and shall not be considered final unless and until such payment is not subject to avoidance under any provision of the United States Bankruptcy Code, as amended, including Sections 547 and 550, or any state law governing insolvency or creditors’ rights. If any payment is avoided or set aside under any provision of the United States Bankruptcy Code, including Sections 547 and 550, or any state law governing insolvency or creditors’ rights, the payment shall be considered not to have been made for all purposes of this AGREEMENT and the SECURED PARTIES shall adjust their respective records to reflect the fact that the avoided payment was not made and has not been credited against the OBLIGATIONS.

Section 2.14. Advancements. If the BORROWERS fail to perform any of their agreements or covenants contained in this AGREEMENT or if the BORROWERS fail to protect or preserve the COLLATERAL or the status and priority of the security interests of the SECURED PARTIES in the COLLATERAL, the AGENT for the account of the LENDERS may make advances to perform the same on behalf of the BORROWERS to protect or preserve the COLLATERAL or the status and priority of the security interests of the SECURED PARTIES in the COLLATERAL, and all sums so advanced shall immediately upon advance become secured by the security interests granted in this AGREEMENT, and shall become part of the principal amount owed to the LENDERS with interest to be assessed at the BASE RATE plus four hundred (400) BASIS POINTS. The BORROWERS shall repay on demand all sums so advanced on the BORROWERS’ behalf, plus all expenses or costs incurred by the AGENT, on account of the LENDERS, including reasonable legal fees, with interest thereon. The provisions of this Section shall not be construed to prevent the institution of the rights and remedies of the AGENT upon the occurrence of an EVENT OF DEFAULT. The authorization contained in this Section is not intended to impose any duty or obligation on the AGENT to perform any action or make any advancement on behalf of the BORROWERS and is intended to be for the sole benefit and protection of the LENDERS.

Section 2.15. Cross-Guaranty; Waiver Of Suretyship Defenses; Subordination.

Section 2.15.1. Cross-Guaranty. Each BORROWER guarantees to the SECURED PARTIES the payment in full of all of the OBLIGATIONS of the other BORROWERS and further guarantees the due performance by the other BORROWER of its respective duties and covenants made in favor of the SECURED PARTIES hereunder and the other LOAN DOCUMENTS. Each BORROWER agrees that neither this cross guaranty nor the joint and several liability of the BORROWERS provided in this AGREEMENT nor the SECURED PARTIES’ liens and rights in any of the COLLATERAL shall be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the parties hereto may hereafter agree, nor by any modification, release or other alteration of any of the rights of the SECURED PARTIES with respect to any of the COLLATERAL, nor by any delay, extension of time, renewal, compromise or other indulgence granted by the AGENT with respect to any of the OBLIGATIONS, nor by any other agreements or arrangements whatever with the other BORROWERS or with any other PERSON, each BORROWER hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectively as if it had expressly agreed thereto in advance. The liability of each BORROWER hereunder is direct and unconditional as to all of the OBLIGATIONS, and may be enforced without requiring the LENDER first to resort to any other right, remedy or security.

Section 2.15.2. Postponement of Subrogation. Until all of the OBLIGATIONS are paid in full, no BORROWER shall have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for any of the OBLIGATIONS, and nothing shall discharge or satisfy the liability of a BORROWER hereunder, until the full, final and absolute payment and performance of all of the OBLIGATIONS at any time after all commitments of the LENDERS under this AGREEMENT are terminated. Any and all present and future debts and obligations of each BORROWER to each other BORROWER are hereby waived and postponed in favor of and subordinated to the full payment and performance of all present and future OBLIGATIONS.

Section 2.15.3. Subordination. Each BORROWER hereby subordinates any claims, including, without limitation, any other right of payment, subrogation, contribution and indemnity that it may have from or against the other BORROWERS, and any successor or assign of the other BORROWERS, including, without limitation, any trustee, receiver or debtor-in-possession, howsoever arising, due or owing and whether heretofore, now or hereafter existing, to all of the OBLIGATIONS of the other BORROWERS owed to the SECURED PARTIES.

Section 2.15.4. Joint And Several Liability; Appointment Of Agent. Notwithstanding anything to the contrary contained herein, the BORROWERS shall be jointly and severally liable to the LENDERS for all OBLIGATIONS, regardless of whether such OBLIGATIONS arise as a result of credit extensions to one BORROWER, it being stipulated and agreed that the LOANS and all of the credit extensions hereunder to one BORROWER inure to the benefit of all BORROWERS, and that the LENDERS are relying on the joint and several liability of the BORROWERS in extending the LOANS and in providing credit hereunder.

To facilitate the administration of the LOANS, each of the BORROWERS (other than Dover Motorsports, Inc.) hereby irrevocably appoints Dover Motorsports, Inc. as its true and lawful agent and attorney-in-fact with full power and authority to execute, deliver and acknowledge, as appropriate, all LOAN DOCUMENTS or certificates from time to time deemed necessary or appropriate by the AGENT in connection with the LOANS or the issuance or administration of any of the other OBLIGATIONS, including without limitation all requests for borrowings and all interest rate elections. This power-of-attorney is coupled with an interest and cannot be revoked, modified or amended without the prior written consent of the AGENT.

ARTICLE 3

SECURITY FOR THE OBLIGATIONS

The payment, performance and satisfaction of the OBLIGATIONS shall be secured by the following assurances of payment and security.

Section 3.1. Grant Of Security Interests. In order to secure the repayment and performance of all OBLIGATIONS, both currently existing and arising in the future, each of the BORROWERS grants to the AGENT for the benefit of the SECURED PARTIES, and assigns as collateral to the AGENT for the benefit of the SECURED PARTIES, an immediate and continuing security interest in and to the COLLATERAL. Each of the BORROWERS further pledges, hypothecates and grants to the SECURED PARTIES a continuing security interest in and to, all amounts that may be owing at any time and from time to time by any of the SECURED PARTIES to any of the BORROWERS in any capacity, including but not limited to any balance or share belonging to any of the BORROWERS of any deposit or other account with any of the SECURED PARTIES, which security interest shall be independent of and in addition to any right of set-off to which the SECURED PARTIES may be entitled.

Section 3.2. Proceeds And Products. The security interests provided for herein shall apply to the proceeds, including but not limited to insurance proceeds, and the products of the COLLATERAL.

Section 3.3. Priority Of Security Interests. Each of the security interests, pledges, and liens granted by each of the BORROWERS to the SECURED PARTIES pursuant to any of the LOAN DOCUMENTS shall be perfected first priority security interests, pledges, and liens, except as otherwise provided in Schedule 3.3 hereof.

Section 3.4. Future Advances. The security interests, liens, and pledges granted by each of the BORROWERS to the SECURED PARTIES pursuant to the LOAN DOCUMENTS shall secure all current and all future advances made by the SECURED PARTIES to the BORROWERS, or for the account or benefit of any of the BORROWERS. The SECURED PARTIES may advance or readvance upon repayment by any of the BORROWERS all or any portion of the sums loaned to the BORROWERS and any such advance or readvance shall be fully secured by the security interests, liens, and pledges created by the LOAN DOCUMENTS.

Section 3.5. Receivable Collections. Each of the BORROWERS agrees to deposit into the COMMERCIAL ACCOUNT, immediately upon receipt thereof, all cash, checks, drafts, and other instruments for the payment of money, properly endorsed, which have been received by it in full or partial payment of any RECEIVABLE; provided, however, the BORROWERS may make deposits into the local accounts referenced in Section 3.7 hereof subject to the limitations contained in Section 3.7.

Section 3.6. Collection Of Receivables By Agent. The AGENT shall have the right during any continuing DEFAULT or EVENT OF DEFAULT to send notices of assignment or notices of the SECURED PARTIES’ security interests to the ACCOUNT DEBTORS or any third party holding or otherwise concerned with any of the COLLATERAL, and thereafter the AGENT shall have the sole right to collect the RECEIVABLES and to take possession of the COLLATERAL and RECORDS relating thereto. All of the SECURED PARTIES’ collection expenses shall be charged to the BORROWERS’ accounts and added to the OBLIGATIONS. During any continuing DEFAULT or EVENT OF DEFAULT, the AGENT shall have the right to receive, indorse, assign and deliver in the AGENT’S name or any of the BORROWERS’ names all checks, drafts and other instruments for the payment of money relating to the RECEIVABLES, and each of the BORROWERS hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Effective upon the occurrence of an EVENT OF DEFAULT, each of the BORROWERS hereby constitutes the AGENT or the AGENT’S designee as its attorney-in-fact with power with respect to the RECEIVABLES: (a) to indorse its name upon all notes, acceptances, checks, drafts, money orders or other evidences of payment of COLLATERAL that may come into the AGENT’S possession; (b) to sign its name on any invoices relating to any of the RECEIVABLES, drafts against ACCOUNT DEBTORS, assignments and verifications of RECEIVABLES and notices to ACCOUNT DEBTORS; (c) to send verifications of RECEIVABLES to any ACCOUNT DEBTOR; (d) to receive and open all mail addressed to it and to remove therefrom all cash, checks, drafts and other payments of money; and (e) to do all other acts and things necessary, proper, or convenient to carry out the terms and conditions and purposes and intent of this AGREEMENT. All acts of such attorney or designee are hereby ratified and approved, and such attorney or designee shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or law in accordance with this AGREEMENT, with the exception of acts arising from actual fraud or gross and wanton negligence. The power of attorney hereby granted, being coupled with an interest, is irrevocable while any of the OBLIGATIONS remain unpaid. The AGENT, without notice to or consent from any of the BORROWERS, may sue upon or otherwise collect, extend the time of payment of or compromise or settle for cash, credit or otherwise upon any terms, any of the RECEIVABLES or any securities, instruments or insurances applicable thereto or release the obligor thereon. The AGENT does not, by anything herein or in any assignment or otherwise, assume any of the obligations of any of the BORROWERS under any contract or agreement assigned to the LENDER, and the AGENT shall not be responsible in any way for the performance by any of the BORROWERS of any of the terms and conditions thereof.

Section 3.7. Maintenance Of Principal Accounts. As further security for the OBLIGATIONS, each of the BORROWERS agrees to maintain its principal depository and disbursement accounts with the AGENT, including all operation and cash management accounts. In each location where the BORROWERS have a place of business, the BORROWERS may maintain two accounts with a financial institution located in such area, however, (a) BORROWERS shall use their best efforts to maintain such local accounts with a LENDER; and (b) all such local accounts (other than the accounts with the local financial institution in Nashville, Tennessee (“TN ACCOUNTS”) shall be swept no less frequently than weekly into the COMMERCIAL ACCOUNT, provided, however, that no sweep of any individual account into the COMMERCIAL ACCOUNT shall be required if the amount held in such account is less than Twenty-Five Thousand Dollars ($25,000.00). The BORROWERS agree not to maintain funds in the TN ACCOUNTS in excess of the aggregate amount of Fifty Thousand Dollars ($50,000.00) for more than one week, except for funds necessary to cover outstanding checks or checks anticipated to be written within one week.

Section 3.8. Real Estate Liens. The BORROWERS shall grant to the AGENT, for the benefit of the SECURED PARTIES, mortgages or deeds of trust upon the real property described on Schedule 3.8 to this AGREEMENT.

Section 3.9. Stock Pledge. The CAPITAL STOCK of all BORROWERS, other than the COMPANY, shall be pledged to the AGENT, for the benefit of the SECURED PARTIES, as secured for the OBLIGATIONS.

Section 3.10. Further Assurances. Each of the BORROWERS agrees promptly to execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the AGENT may request from time to time in order: (a) to perfect and protect the security interests to be created hereby; (b) to enable the AGENT to exercise and enforce the rights and remedies of the SECURED PARTIES hereunder in respect of the COLLATERAL; or (c) otherwise to effect the purposes of this AGREEMENT, including, without limitation: (i) upon either BORROWER’S acquisition thereof, delivering to the AGENT each item of CHATTEL PAPER of the BORROWERS, (ii) if any RECEIVABLES are evidenced by an INSTRUMENT delivering and pledging to the SECURED PARTIES such INSTRUMENT duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the AGENT, (iii) upon the acquisition of any EQUIPMENT covered by a certificate of title or ownership, cause the AGENT to be listed as the lienholder on such certificate of title and within sixty (60) days of the acquisition thereof deliver evidence of the same to the AGENT unless the fair market value of such item of EQUIPMENT is less than One Hundred Thousand Dollars ($100,000.00), and the aggregate fair market value of all EQUIPMENT acquired in the same FISCAL YEAR by the BORROWERS which is evidenced by a certificate of title or ownership in which the AGENT is not listed as a secured party on such certificate of title or ownership is less than Two Hundred Fifty Thousand Dollars ($250,000.00), and (iv) upon the acquisition of any asset for which an assignment, pledge, mortgage, or other document is required to be filed in order to grant or perfect a lien therein for the benefit of the SECURED PARTIES, execute and deliver to the AGENT such assignment, pledge, mortgage, or other INSTRUMENT within thirty (30) days of the acquisition thereof. If any of the BORROWERS fails to execute any instrument or document described above within five (5) BUSINESS DAYS of being requested to do so by the AGENT, each of the BORROWERS hereby appoints the AGENT or any officer of the AGENT as such BORROWER’S attorney in fact for purposes of executing such instruments or documents in such BORROWER’S name, place and stead, which power of attorney shall be considered as coupled with an interest and irrevocable.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

To induce the SECURED PARTIES to enter into this AGREEMENT, each of the BORROWERS makes the representations and warranties set forth in this Article 4. Each of the BORROWERS acknowledges the justifiable right of the SECURED PARTIES to rely upon these representations and warranties.

Section 4.1. Accuracy Of Information. All information submitted by or on behalf of any of the BORROWERS or any of the GUARANTORS in connection with any of the OBLIGATIONS was true, accurate and complete in all material respects as of the date made and contains no knowingly false, incomplete or misleading statements.

Section 4.2. No Litigation. There are no actions, suits, investigations, or proceedings pending or, to the knowledge of any of the BORROWERS, threatened against any of the BORROWERS or the assets of any of the BORROWERS, which are not fully covered by insurance, subject to any customary deductible, except as specifically set forth on Schedule 4.2 attached hereto.

Section 4.3. Priority Of Liens. The liens granted by each of the BORROWERS to the SECURED PARTIES in the COLLATERAL will have the priorities required by the LOAN DOCUMENTS.

Section 4.4. Authority; Approvals And Consents.

Section 4.4.1. Authority. Each of the BORROWERS has the legal authority to enter into each of the LOAN DOCUMENTS and to perform, observe and comply with all of its agreements and obligations thereunder, including, without limitation the borrowings contemplated hereby.

Section 4.4.2. Approvals. The execution and delivery by each of the BORROWERS of each of the LOAN DOCUMENTS, the performance by each of the BORROWERS of all of its agreements and obligations under the LOAN DOCUMENTS, and the borrowings contemplated by this AGREEMENT, have been duly authorized by all necessary action and will not: (a) contravene any provision of its organizational documents; (b) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien upon any of its property under any agreement, trust deed, indenture, mortgage or other instrument to which it is a party or by which it or any of its property is bound or affected (except for liens created for the benefit of the SECURED PARTY); (c) violate or contravene any provision of any LAWS (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System) or any order, ruling or interpretation thereunder or any decree, order of judgment of any court or GOVERNMENTAL AUTHORITY (all as from time to time in effect and applicable to any of the BORROWERS); or (d) require any waivers, consents or approvals by any of its creditors.

Section 4.4.3. Consents. Other than the filings and recordings required to perfect the security interests and liens granted hereunder, no approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency is required for the execution and delivery by any of the BORROWERS of the LOAN DOCUMENTS or for the performance by any of the BORROWERS of any of the agreements and obligations thereunder.

Section 4.5. Binding Effect Of Documents, Etc. Each of the LOAN DOCUMENTS which each of the BORROWERS has executed and delivered as contemplated and required to be executed and delivered as of the date of CLOSING by this AGREEMENT, has been duly executed and delivered by each BORROWER and is the legal, valid and binding obligation of the BORROWERS and is enforceable against each BORROWER in accordance with all stated terms.

Section 4.6. Other Names. None of the BORROWERS has changed its name, been the surviving entity in a merger, or changed the location of its chief executive office within the last five (5) years, except as is disclosed on Schedule 4.6 attached hereto. No BORROWER trades under any trade or fictitious names except as set forth on Schedule 4.6.

Section 4.7. No Events Of Default. There is not currently existing any action, event, or condition which presently constitutes a DEFAULT or an EVENT OF DEFAULT.

Section 4.8. Taxes. Except as set forth on Schedule 4.8 attached hereto, each of the BORROWERS: (a) has filed all federal, state and local tax returns and other reports which such BORROWER is required by LAW to file prior to the date hereof and which are material to the conduct of the business of such BORROWER; (b) has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof; and (c) has made adequate provisions for the payment of such taxes, assessments or other charges accruing but not yet payable. None of the BORROWERS has any knowledge of any deficiency or additional assessment in connection with any taxes, assessments or charges not provided for on such BORROWER’S books of account or reflected in such BORROWER’S financial statements.

Section 4.9. Compliance With Laws. Each of the BORROWERS has complied in all material respects with all applicable LAWS, including, but not limited to, all LAWS with respect to: (a) all restrictions, specifications, or other requirements pertaining to products that it sells or to the services it performs; (b) the conduct of its business; and (c) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business.

Section 4.10. Chief Places Of Business, Etc. The chief executive offices, chief places of business, and the places where the BORROWERS keep their RECORDS concerning the COLLATERAL are set forth on Schedule 4.10 attached hereto.

Section 4.11. Location Of Equipment. The EQUIPMENT of the BORROWERS is located solely at the BORROWERS’ locations set forth on Schedule 4.11 attached hereto.

Section 4.12. Subsidiaries. All of the SUBSIDIARIES of each of the BORROWERS are identified on Schedule 4.12 attached hereto.

Section 4.13. No Labor Agreements. None of the BORROWERS is subject to any collective bargaining agreement or any agreement, contract, decree or order requiring it to recognize, deal with or employ any PERSONS organized as a collective bargaining unit or other form of organized labor, except as disclosed on Schedule 4.13 attached hereto.

Section 4.14. Approvals. Each of the BORROWERS possesses all franchises, approvals, licenses, contracts, merchandising agreements, merchandising contracts and governmental approvals, registrations and exemptions necessary for it lawfully to conduct its business and operation as presently conducted and as anticipated to be conducted after the date of CLOSING.

Section 4.15. Financial Statements. The consolidated and consolidating financial statements of the COMPANY which have been delivered to the AGENT prior to the date of this AGREEMENT, fairly present the financial condition of the BORROWERS as of the respective dates thereof and the results and operations of the BORROWERS for the fiscal periods ended on such respective dates, all in accordance with G.A.A.P. None of the BORROWERS has any material direct or contingent liability or obligation known to any of the BORROWERS and not disclosed on the financial statements delivered to the AGENT prior to CLOSING or disclosed on Schedule 4.15 hereto. There has been no adverse change in the financial condition of any of the BORROWERS since the financial statements of the BORROWERS which were delivered to the AGENT prior to the date of this AGREEMENT. Except as disclosed on Schedule 4.15 hereto, none of the BORROWERS knows of or has any reason to expect any material adverse change in the assets, liabilities, properties, business, or condition, financial or otherwise, of any of the BORROWERS.

Section 4.16. Solvency. The BORROWERS, on a consolidated basis, will be SOLVENT both before and after CLOSING, after giving effect to the OBLIGATIONS and all of the BORROWERS’ respective liabilities.

Section 4.17. Employee Benefit Plans.

Section 4.17.1. Compliance. Each of the BORROWERS and its ERISA AFFILIATES are in compliance in all material respects with all applicable provisions of ERISA and the regulations thereunder and of the CODE with respect to all EMPLOYEE BENEFIT PLANS.

Section 4.17.2. Absence Of Termination Event. No TERMINATION EVENT has occurred or is reasonably expected to occur with respect to any GUARANTEED PENSION PLAN.

Section 4.17.3. Plan Funding. Each GUARANTEED PENSION PLAN is in compliance with the funding requirements of Section 412 of the CODE and Section 312 of ERISA.

Section 4.17.4. No Withdrawal Liability. None of the BORROWERS nor any of their ERISA AFFILIATES has incurred or reasonably expects to incur any withdrawal liability under ERISA in connection with any MULTIEMPLOYER PLANS.

Section 4.18. Environmental Conditions.

Section 4.18.1. Existence Of Permits. Each of the BORROWERS has obtained all legally required permits, licenses, variances, clearances and all other necessary approvals (collectively, the “EPA PERMITS”) for use of the FACILITIES and the operation and conduct of its business from all applicable federal, state, and local governmental authorities, utility companies or development-related entities including, but not limited to, any and all appropriate Federal or State environmental protection agencies and other county or city departments, public water works and public utilities in regard to the use of the FACILITIES, the operation and conduct of its business, and the handling, transporting, treating, storage, disposal, discharge, or RELEASE of REGULATED SUBSTANCES, if any, into, on or from the environment (including, but not limited to, any air, water, or soil).

Section 4.18.2. Compliance With Permits. Each issued EPA PERMIT is in full force and effect, has not expired or been suspended, denied or revoked, and is not under challenge by any PERSON. Each of the BORROWERS is in compliance in all material aspects with each issued EPA PERMIT.

Section 4.18.3. No Litigation. None of the BORROWERS nor any of the FACILITIES are subject to any private or governmental litigation, or to the knowledge of any of the BORROWERS, threatened litigation, lien or judicial or administrative notice, order or action involving any of the BORROWERS or any of the FACILITIES relating to REGULATED SUBSTANCES or environmental problems, impairments or liabilities.

Section 4.18.4. No Releases. To the best knowledge of each of the BORROWERS: (a) there has been no RELEASE into, on or from any of the FACILITIES in violation of any ENVIRONMENTAL LAWS except for releases which have been remediated in accordance with ENVIRONMENTAL LAWS; and (b) no REGULATED SUBSTANCES are located on or have been treated, stored, processed, disposed of, handled or transported to or from, any of the FACILITIES in violation of any ENVIRONMENTAL LAWS except for violations which have been remediated. To the best knowledge of each of the BORROWERS, no REGULATED SUBSTANCES have been treated, stored, disposed, located, discharged, possessed, managed, processed, or otherwise handled in the operation or conduct of any BORROWER’S business in violation of any ENVIRONMENTAL LAWS except for violations which have been remediated. Each of the BORROWERS has complied in all material respects with all ENVIRONMENTAL LAWS affecting the FACILITIES and each BORROWER’S business.

Section 4.18.5. Transportation. None of the BORROWERS transports, in any manner, any REGULATED SUBSTANCES except in the ordinary course of such BORROWER’S business in material compliance with all ENVIRONMENTAL LAWS.

Section 4.18.6. No Violation Notices. No BORROWER has received any notices that any REGULATED SUBSTANCES transported from any FACILITY have been disposed of in violation of any ENVIRONMENTAL LAWS.

Section 4.18.7. No Notice Of Violations. No BORROWER has received written notice of any circumstances which would be likely to result in any obligation under any ENVIRONMENTAL LAW to investigate or remediate any REGULATED SUBSTANCES in, on or under any of the FACILITIES.

ARTICLE 5

AFFIRMATIVE COVENANTS

Each of the BORROWERS agrees during the term of this AGREEMENT and while any OBLIGATIONS are outstanding and unpaid to do and perform each of the acts and promises set forth in this Article 5:

Section 5.1. Payment And Performance. All OBLIGATIONS shall be paid and performed in full when and as due.

Section 5.2. Insurance. Each of the BORROWERS agrees to obtain and maintain such insurance coverages as are reasonable, customary and prudent for businesses engaged in activities similar to the business activities of the BORROWERS. Without limitation to the foregoing, each of the BORROWERS agrees to maintain for all of its assets and properties, whether real, personal, or mixed and including but not limited to the COLLATERAL, fire and extended coverage casualty insurance in amounts satisfactory to the AGENT and sufficient to prevent any co-insurance liability (which amount shall be the full insurable value of the assets and properties insured unless the AGENT in writing agrees to a lesser amount), naming the AGENT as sole loss payee with respect to the COLLATERAL, with insurance companies and upon policy forms containing standard mortgagee clauses which are acceptable to and approved by the AGENT. Each of the BORROWERS shall submit to the AGENT the originals of the casualty insurance policies and paid receipts evidencing payment of the premiums due on the same. The casualty insurance policies shall be endorsed so as to make them noncancellable unless thirty (30) days prior notice of cancellation is provided to the AGENT. The proceeds of any insured loss shall be applied by the AGENT to the OBLIGATIONS, in such order of application as determined by the REQUIRED LENDERS, unless the REQUIRED LENDERS permit the use thereof to repair or replace damaged or destroyed COLLATERAL; provided, however, that notwithstanding the foregoing to the contrary, the insurance proceeds relating to any insured loss shall be used to repair or replace damaged or destroyed COLLATERAL: (a) in the event the aggregate amount of such proceeds in connection with any insured loss is in an amount not exceeding One Million Dollars ($1,000,000.00) and no EVENT OF DEFAULT has occurred and is continuing, in which event such insurance proceeds shall be delivered by the AGENT to the BORROWERS who shall provide the AGENT with evidence of the repair or replacement of the damaged or destroyed COLLATERAL within six (6) months of the delivery of such insurance proceeds to the BORROWERS; or (b) in the event the aggregate amount of the insurance proceeds from the insured loss is in excess of One Million Dollars ($1,000,000.00) if (i) no EVENT OF DEFAULT has occurred and is continuing hereunder, and (ii) the available insurance proceeds (together with any deposit posted by the BORROWERS to augment any deficiency in such proceeds) are, in the AGENT’S reasonable judgment, sufficient to fully and completely restore, repair, or replace the damaged or destroyed COLLATERAL, in which event the AGENT shall hold the insurance proceeds (together with any deposit made by the BORROWERS pursuant to the terms hereof) in an account with the AGENT which shall serve as COLLATERAL for the OBLIGATIONS, and shall, upon the request of the BORROWERS, make disbursements from such account to make payment for the costs incurred by the BORROWERS in connection with the repair or replacement of the COLLATERAL upon receipt of invoices or other evidence of the incurring of such costs and expenses. In the event the repair or replacement of damaged COLLATERAL includes the construction of improvements to real property, the AGENT may require that disbursements be made in accordance with standard construction lending practices.

Section 5.3. INTENTIONALLY OMITTED

Section 5.4. Collection Of Accounts. Each of the BORROWERS shall only collect its RECEIVABLES in the ordinary course of such BORROWER’S business.

Section 5.5. Notice Of Litigation And Proceedings. Each of the BORROWERS shall give prompt notice to the AGENT of any action, suit, citation, violation, direction, notice or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any of the BORROWERS, or the assets or properties thereof, which, if determined adversely to any of the BORROWERS: (a) could require any or all of the BORROWERS to pay over more than Five Hundred Thousand Dollars ($500,000.00) or deliver assets the value of which exceeds that sum (unless such claim is fully covered by insurance, subject to any customary deductible); or (b) could reasonably be expected to have a material adverse effect upon the financial condition or business operations of any of the BORROWERS.

Section 5.6. Payment Of Liabilities To Third Persons. Each of the BORROWERS shall pay when and as due, or within applicable grace periods, all liabilities due to third persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside.

Section 5.7. Notice Of Change Of Business Location. Each of the BORROWERS shall notify the AGENT thirty (30) days in advance of: (a) any change in the location of its existing offices or place of business; (b) the establishment of any new, or the discontinuation of any existing, place of business; and (c) any change in or addition to the locations at which COLLATERAL having an aggregate fair market value of Five Hundred Thousand Dollars ($500,000.00) or more is kept. Prior to moving COLLATERAL having an aggregate fair market value of Five Hundred Thousand Dollars ($500,000.00) or more to any location not owned by the BORROWERS, each of the BORROWERS shall obtain and deliver to the AGENT an agreement, in form and substance acceptable to the AGENT, pursuant to which the owner of such location shall: (a) subordinate any rights which it may have, or thereafter may obtain, in any of the COLLATERAL to the rights and security interests of the SECURED PARTIES in the COLLATERAL; and (b) allow the AGENT access to the COLLATERAL in order to remove the COLLATERAL from such location. In the event any COLLATERAL is stored with a warehousemen or other bailee, and the COLLATERAL is evidenced by a negotiable document of title, each of the BORROWERS shall immediately deliver the document of title to the AGENT.

Section 5.8. Payment Of Taxes. Each of the BORROWERS shall pay or cause to be paid when and as due all taxes, assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay over to the taxing authority or which it must pay on its income, except where contested in good faith, by appropriate proceedings and at its own cost and expense; provided, however, that the BORROWERS shall not be deemed to be contesting in good faith by appropriate proceedings unless: (a) such proceedings operate to prevent the taxing authority from attempting to collect the taxes, assessments or charges; (b) the COLLATERAL is not subject to sale, forfeiture or loss during such proceedings; (c) such BORROWER’S contest does not subject the SECURED PARTIES to any claim by the taxing authority or any other person; (d) such BORROWER establishes appropriate reserves, satisfactory to the independent certified public accountants of the BORROWERS, for the payment of all taxes, assessments, charges, levies, legal fees, court costs and other expenses for which such BORROWER would be liable if unsuccessful in the contest; (e) such BORROWER prosecutes the contest continuously to its final conclusion; and (f) at the conclusion of the proceedings, such BORROWER promptly pays all amounts determined to be payable, including but not limited to all taxes, assessments, charges, levies, legal fees and court costs.

Section 5.9. Inspections Of Records. Each of the BORROWERS shall permit representatives of the AGENT access to each BORROWER’S places of business, at intervals and at such times as determined by the AGENT, to inspect the COLLATERAL and to review and make extracts from or photocopies of the books and records of each of the BORROWERS. Each of the BORROWERS agrees to pay to the AGENT the audit fees and other expenses incurred by the AGENT in connection with such inspections; provided, however, that unless there is an EVENT OF DEFAULT the BORROWERS shall only be obligated to pay the audit fees and expenses in connection with no more than one (1) audit in any FISCAL YEAR.

Section 5.10. Notice Of Events Affecting Collateral. Each of the BORROWERS shall promptly report to the AGENT: (a) all claims or disputes asserted by any ACCOUNT DEBTOR or other obligor involving in excess of Five Hundred Thousand Dollars ($500,000.00); and (b) all matters materially affecting the value, enforceability or collectibility of any of the COLLATERAL.

Section 5.11. INTENTIONALLY OMITTED

Section 5.12. Reporting Requirements. The BORROWERS shall submit the following items to the AGENT:

Section 5.12.1. Quarterly Financial Statements. As soon as available and in any event within fifty-five (55) calendar days after the end of each of the first three quarters of each FISCAL YEAR, the BORROWERS shall submit to the AGENT a consolidated and consolidating balance sheet of the BORROWERS as of the end of such quarter, a consolidated and consolidating statement of income and retained earnings of the BORROWERS for the period commencing at the end of the previous FISCAL YEAR and ending with the end of such quarter, and a consolidated and consolidating statement of cash flow of the BORROWERS for the portion of the FISCAL YEAR ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous FISCAL YEAR and all prepared in accordance with G.A.A.P. and certified by the chief financial officer of the BORROWERS (subject to year-end adjustments).

Section 5.12.2. Annual Financial Statements. As soon as available and in any event within one hundred (100) calendar days after the end of each FISCAL YEAR of the BORROWERS, the BORROWERS shall submit to the AGENT a consolidated and consolidating balance sheet of the BORROWERS as of the end of such FISCAL YEAR and a consolidated and consolidating statement of income and retained earnings of the BORROWERS for such FISCAL YEAR, and a consolidated and consolidating statement of cash flow of the BORROWERS for such FISCAL YEAR, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior FISCAL YEAR and all prepared in accordance with G.A.A.P. and accompanied by an audited opinion thereon acceptable to the AGENT by independent accountants selected by the BORROWERS and acceptable to the AGENT.

Section 5.12.3. SEC And Other Filings. Within five (5) days after the sending, filing, or receipt thereof, copies of: (a) all financial statements, reports, notices and proxy statements that the COMPANY sends to its shareholders; and (b) all regular, periodic and special reports, registration statements and prospectuses that the COMPANY renders to or files with the Securities And Exchange Commission or any national securities exchange, including without limitation each of the Forms 10-K and 10-Q filed by the COMPANY with the Securities And Exchange Commission.

Section 5.12.4. Management Letters. Promptly upon receipt thereof, each of the BORROWERS shall submit to the AGENT copies of any reports submitted to any of the BORROWERS by independent certified public accountants in connection with the examination of the financial statements of the BORROWERS made by such accountants.

Section 5.12.5. Compliance Certificates. Within fifty-five (55) calendar days after the end of each of the quarters of each FISCAL YEAR of the COMPANY, the COMPANY shall submit to the AGENT a certificate of the chief financial officer of the COMPANY (a “COMPLIANCE CERTIFICATE”) certifying that: (a) there exists no DEFAULT or EVENT OF DEFAULT, or if a DEFAULT or an EVENT OF DEFAULT exists, specifying the nature thereof, the period of existence thereof and what action the BORROWERS propose to take with respect thereto; (b) no material adverse change in the condition, financial or otherwise, business, property or results of operations of the BORROWERS have occurred since the previous certificate was sent to the AGENT by the COMPANY or, if any such change has occurred, specifying the nature thereof and what action the BORROWERS have taken or proposes to take with respect thereto; (c) all insurance premiums then due have been paid; (d) all taxes then due have been paid or, for those taxes which have not been paid, a statement of the taxes not paid and a description of the COMPANY’S rationale therefor; (e) no litigation, investigation or proceedings, or injunction, writ or restraining order of which the BORROWERS are required to notify the AGENT pursuant to Section 5.5 hereof is pending or threatened or, if any such litigation, investigation, proceeding, injunction, writ or order is pending, describing the nature thereof; (f) there has been no change in the BORROWERS’ method of accounting or in its third party accounting firm, or if there has been a change specifying the nature thereof; and (g) stating whether or not the BORROWERS are in compliance with the covenants in this AGREEMENT, including a calculation of the financial covenants in the schedule attached to such officers’ certificates in form satisfactory to the AGENT.

Section 5.12.6. Monthly Reports. Within thirty (30) days after the end of each month a report detailing: (a) cash flow from operations for such month and portion of the year then ended and (b) CONSOLIDATED FUNDED DEBT as of the end of such month.

Section 5.12.7. Reports To Other Creditors. Promptly after the furnishing thereof, each of the BORROWERS shall submit to the AGENT copies of any statement or report furnished to any other PERSON pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the AGENT pursuant to any other provisions of this AGREEMENT.

Section 5.12.8. Management Changes. The COMPANY shall notify the AGENT immediately of any changes in the personnel holding the positions of either President or Chief Financial Officer of the COMPANY.

Section 5.12.9. General Information. In addition to the items set forth in subparagraphs 5.12.1 through 5.12.8 above, each of the BORROWERS agrees to submit to the AGENT such other information respecting the condition or operations, financial or otherwise, of each of the BORROWERS as the AGENT may reasonably request from time to time.

Section 5.13. Employee Benefit Plans And Guaranteed Pension Plans. Each of the BORROWERS will, and will cause each of its ERISA AFFILIATES to: (a) materially comply with all requirements imposed by ERISA and the CODE, applicable from time to time to any of its GUARANTEED PENSION PLANS or EMPLOYEE BENEFIT PLANS; (b) make full payment when due of all amounts which, under the provisions of EMPLOYEE BENEFIT PLANS or under applicable LAW, are required to be paid as contributions thereto; (c) maintain, compliance with at least the minimum funding requirements of Section 4.12 of the CODE and Section 312 of ERISA in connection with all GUARANTEED PENSION PLANS; (d) file on a timely basis all reports, notices and other filings required by any governmental agency with respect to any of its EMPLOYEE BENEFITS PLANS; (e) make any payments to MULTIEMPLOYER PLANS required to be made under any agreement relating to such MULTIEMPLOYER PLANS, or under any LAW pertaining thereto; (f) not amend or otherwise alter any GUARANTEED PENSION PLAN if the effect would be to cause the actuarial present value of all benefit commitments under any GUARANTEED PENSION PLAN to be less than the current value of the assets of such GUARANTEED PENSION PLAN allocable to such benefit commitments; (g) furnish to all participants, beneficiaries and employees under any of the EMPLOYEE BENEFIT PLANS, within the periods prescribed by LAW, all reports, notices and other information to which they are entitled under applicable LAW; and (h) take no action which would cause any of the EMPLOYEE BENEFIT PLANS to fail to meet any qualification requirement imposed by the CODE. As used in this Section, the terms “actuarial present value”, “benefit commitments” and “current value” have the meaning specified in Section 4001 of ERISA.

Section 5.14. Maintenance Of Fixed Assets. Each of the BORROWERS shall maintain and preserve all of its material fixed assets in a state of good and efficient working order, ordinary wear and tear excepted.

Section 5.15. Compliance With Laws. Each of the BORROWERS shall comply in all material respects with all applicable LAWS, including, but not limited to, all LAWS with respect to: (a) all restrictions, specifications, or other requirements pertaining to products that it sells or to the services it performs; (b) the conduct of its business; (c) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business; and (d) the obtaining and maintenance of all necessary licenses, franchises, permits and governmental approvals, registrations and exemptions necessary to engage in its business. Without limiting the generality of the preceding sentence, each of the BORROWERS shall: (i) comply in all material respects with, and ensure such compliance by all tenants and subtenants, if any, with, all applicable ENVIRONMENTAL LAWS and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable ENVIRONMENTAL LAWS; (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under ENVIRONMENTAL LAWS, and promptly comply with all lawful orders and directives of any governmental authority regarding ENVIRONMENTAL LAWS; and (iii) defend, indemnify and hold harmless the SECURED PARTIES and their employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any ENVIRONMENTAL LAWS applicable to the operations of each of the BORROWERS, or any orders, requirements or demands of governmental authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor. Each of the BORROWERS agrees to promptly notify the AGENT of any RELEASE of a REGULATED SUBSTANCE on, to or from any FACILITY in violation of any ENVIRONMENTAL LAWS or of any notice received by the BORROWERS that the BORROWERS or any FACILITY is not in compliance with any ENVIRONMENTAL LAWS.

Section 5.16. Leverage Ratio. The BORROWERS shall maintain a LEVERAGE RATIO, as of the end of each fiscal quarter of not more than: (a) 5.5 to 1.0 as of June 30, 2004 and September 30, 2004; (b) 4.5 to 1.0 during the period between October 1, 2004 and December 30, 2005, inclusive; and (c) 3.5 to 1.0 as of December 31, 2005 and at all times thereafter.

Section 5.17. Fixed Charge Coverage Ratio. The BORROWERS shall maintain as of the end of each fiscal quarter a FIXED CHARGE COVERAGE RATIO of not less than 1.75 to 1.0 commencing with the fiscal quarter ending June 30, 2004.

Section 5.18. Tangible Net Worth. Commencing with the fiscal quarter ending June 30, 2004 the BORROWERS shall maintain a CONSOLIDATED TANGIBLE NET WORTH of not less than One Hundred Twenty Million Dollars ($120,000,000.00) plus twenty-five percent (25%) of the aggregate CONSOLIDATED NET INCOME of the BORROWERS from June 30, 2004 to the date of determination.

ARTICLE 6

NEGATIVE COVENANTS

Each of the BORROWERS covenants while any OBLIGATIONS are outstanding and unpaid not to do or to permit to be done or to occur any of the acts or occurrences set forth in this Article 6 without the prior written authorization of the AGENT.

Section 6.1. No Change Of Name, Merger, Etc. None of the BORROWERS shall change its name or enter into any merger, consolidation, reorganization or recapitalization; provided, however, that: (a) any BORROWER may change its name provided the AGENT receives written notice of such name change, together with copies of the amendments to such BORROWER’S charter changing the name, within ten (10) days after any such name change; and (b) any of the BORROWERS may be merged or consolidated with or into another BORROWER provided the BORROWERS deliver written notice of such merger or consolidation to the AGENT.

Section 6.2. No Sale Or Transfer Of Assets. None of the BORROWERS shall sell, transfer, lease or otherwise dispose of all or any part of the COLLATERAL, or all or any part of any of its other assets, except that: (a) EQUIPMENT which is no longer necessary or required in the conduct of the BORROWERS’ business may be sold or transferred in the ordinary course of business; (b) assets may be sold or transferred between the BORROWERS; and (c) in addition to sales and transfers permitted pursuant to 6.2(a) and 6.2(b), the BORROWERS may make sales of assets of the BORROWERS for fair market value, provided that the aggregate amount of such sales in any FISCAL YEAR does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00).

Section 6.3. No Encumbrance Of Assets. None of the BORROWERS shall mortgage, pledge, grant or permit to exist a security interest in or lien upon any of its assets of any kind, now owned or hereafter acquired, except for PERMITTED LIENS.

Section 6.4. No Indebtedness. None of the BORROWERS shall incur, create, assume, or permit to exist any INDEBTEDNESS except: (a) the OBLIGATIONS; and (b) INDEBTEDNESS secured by PERMITTED LIENS.

Section 6.5. Restricted Payments. None of the BORROWERS shall make any RESTRICTED PAYMENTS except: (a) any BORROWER which is a wholly-owned subsidiary of another BORROWER may pay dividends or other distributions to the BORROWER which is its parent; (b) so long as no DEFAULT or EVENT OF DEFAULT exists or be caused thereby, DOVER MOTORSPORTS, INC. may declare and pay dividends on its CAPITAL STOCK in the ordinary course of business consistent with past practices; and (c) so long as no DEFAULT or EVENT OF DEFAULT exists or be caused thereby, payments to retire or obtain the surrender of outstanding equity interests in a BORROWER issued to employees in connection with employee incentive plans, provided that the aggregate amount of all such payments in any FISCAL YEAR does not exceed Five Hundred Thousand Dollars ($500,000.00).

Section 6.6. Transactions With Affiliates. None of the BORROWERS shall make any contract for the purchase of any items from any AFFILIATE or the performance of any services (including employment services) by any AFFILIATE, unless such contract is on terms which fairly represent generally available terms to be obtained in transactions of a similar nature with independent third PERSONS.

Section 6.7. Loans, Investments And Sale-Leasebacks. None of the BORROWERS shall make any advance, loan or investment, or enter into any sale-leaseback transactions, except for advances, loans or investments which in the aggregate do not exceed Two Hundred Fifty Thousand Dollars ($250,000.00).

Section 6.8. No Acquisition Of Equity In Or Assets Of Third Persons. None of the BORROWERS shall acquire any equity interests in, or all or substantially all of the assets of, any PERSON, except for acquisitions in which the aggregate purchase price for all such acquisitions is less than Two Hundred Fifty Thousand Dollars ($250,000.00).

Section 6.9. No Assignment. None of the BORROWERS shall assign or attempt to assign its rights under this AGREEMENT.

Section 6.10. No Alteration Of Structure Or Operations. None of the BORROWERS shall amend or change materially its capital structure or its line or scope of business, nor shall it engage in business ventures other than those in which it is presently engaged.

Section 6.11. Unpermitted Uses Of Loan Proceeds. None of the BORROWERS shall use any part of the proceeds of the LOANS hereunder for any purpose which constitutes a violation of, or is inconsistent with, regulations of the Board of Governors of the Federal Reserve System, including without limitation, the purchase or carrying of (or refinancing of indebtedness originally incurred to purchase or carry) margin securities.

Section 6.12. Changes In Fiscal Year. None of the BORROWERS shall change its FISCAL YEAR.

Section 6.13. Limitation On Issuance Of Equity Interests. None of the BORROWERS shall issue or sell any equity interest in such BORROWER that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be: (a) convertible or exchangeable into a liability of such BORROWER; or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

ARTICLE 7

EVENTS OF DEFAULT

The occurrence of any of the following events shall constitute an EVENT OF DEFAULT.

Section 7.1. Failure To Pay. The failure by the BORROWERS to pay any of the OBLIGATIONS when and as due.

Section 7.2. Violation Of Covenants. The failure by any of the BORROWERS to perform or a violation of any of the covenants or agreements provided in this AGREEMENT or in any of the other LOAN DOCUMENTS.

Section 7.3. Representation Or Warranty. The failure of any representation or warranty made by any of the BORROWERS to be true in any material respect, as of the date made.

Section 7.4. Default Under Loan Documents. A breach of or default by any of the BORROWERS under the terms, covenants, and conditions set forth in any other LOAN DOCUMENT.

Section 7.5. Cross-Default. A breach of or default under the terms, covenants, or conditions of any agreement, loan, guaranty, or other credit transactions of any of the BORROWERS with any institutional lender, or other provider of credit or financial assistance, after the expiration of any applicable rights of cure.

Section 7.6. Judgments. Any of the BORROWERS shall suffer final judgments (not paid or fully covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has acknowledged such full coverage in writing and which writing has been delivered to the AGENT) for the payment of money aggregating in excess of Five Hundred Thousand Dollars ($500,000.00) and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed.

Section 7.7. Levy By Judgment Creditor. A judgment creditor of any of the BORROWERS shall obtain possession of any of the COLLATERAL by any means, including but not limited to levy, distraint, replevin or self-help, and any of the BORROWERS shall not remedy same within thirty (30) days thereof; or a writ of garnishment is served on a SECURED PARTY relating to any of the accounts of any of the BORROWERS maintained with the AGENT or any other SECURED PARTY.

Section 7.8. Failure To Pay Liabilities. Any of the BORROWERS shall fail to pay any of its debts, in any material amount, due any third PERSON and such failure shall continue beyond any applicable grace period, unless the applicable BORROWER holds a good faith defense to payment and has set aside reasonable reserves for the payment thereof.

Section 7.9. Involuntary Insolvency Proceedings. The institution of involuntary INSOLVENCY PROCEEDINGS against any of the BORROWERS and the failure of any such INSOLVENCY PROCEEDINGS to be dismissed before the earliest to occur of: (a) the date which is ninety (90) days after the institution of such INSOLVENCY PROCEEDINGS; (b) the entry of any order for relief in the INSOLVENCY PROCEEDING or any order adjudicating any or all of the BORROWERS insolvent; or (c) the impairment (as to validity, priority or otherwise) of any security interest or lien of the SECURED PARTIES in any of the COLLATERAL.

Section 7.10. Voluntary Insolvency Proceedings. The commencement by any of the BORROWERS of INSOLVENCY PROCEEDINGS.

Section 7.11. Material Adverse Event. The occurrence of a MATERIAL ADVERSE EVENT.

Section 7.12. NASCAR Events. The BORROWERS shall collectively fail to secure an annual franchise from the National Association for Stock Car Auto Racing, Inc. (“NASCAR”) for at least two (2) Nextel Cup Series events (or at least two (2) events in a comparable successor series if the Nextel Cup Series is discontinued).

Section 7.13. Change of Control. Any CHANGE OF CONTROL shall occur.

Section 7.14. ERISA. If any TERMINATION EVENT shall occur and as of the date thereof or any subsequent date, the sum of the various liabilities of any of the BORROWERS and its ERISA AFFILIATES (such liabilities to include, without limitation, any liability to the Pension Benefit Guaranty Corporation (or any successor thereto) or to any other party under Sections 4062, 4063, or 4064 of ERISA or any other provision of LAW and to be calculated after giving effect to the tax consequences thereof) resulting from or otherwise associated with such event exceeds Five Hundred Thousand Dollars ($500,000.00); or any of the BORROWERS or any of its ERISA AFFILIATES as an employer under any MULTIEMPLOYER PLAN shall have made a complete or partial withdrawal from such MULTIEMPLOYER PLANS and the plan sponsors of such MULTIEMPLOYER PLANS shall have notified such withdrawing employer that such employer has incurred a withdrawal liability requiring a payment in an amount exceeding Five Hundred Thousand Dollars ($500,000.00).

Section 7.15. Injunction. The issuance of any injunction against any of the BORROWERS which enjoins or restrains any of the BORROWERS from continuing to conduct any material part of its business affairs.

ARTICLE 8

RIGHTS AND REMEDIES ON THE OCCURRENCE

OF AN EVENT OF DEFAULT

Upon the occurrence of an EVENT OF DEFAULT, with the consent of the REQUIRED LENDERS, the AGENT may, or upon the instruction of the REQUIRED LENDERS, the AGENT shall, take any or all of the following actions:

Section 8.1. Secured Parties’ Specific Rights And Remedies. In addition to all other rights and remedies provided by LAWS and the LOAN DOCUMENTS, upon the occurrence of any EVENT OF DEFAULT, the AGENT may, on behalf of the LENDERS: (a) accelerate and call immediately due and payable all or any part of the OBLIGATIONS; (b) seek specific performance or injunctive relief to enforce performance of the undertakings, duties, and agreements provided in the LOAN DOCUMENTS, whether or not a remedy at law exists or is adequate; and (c) exercise any rights of a secured creditor under the Uniform Commercial Code, as adopted and amended in Maryland or as otherwise applicable, including the right to take possession of the COLLATERAL without the use of judicial process or hearing of any kind and the right to require the BORROWERS to assemble the COLLATERAL at such place as the LENDER may specify.

Section 8.2. Automatic Acceleration. Upon the occurrence of an EVENT OF DEFAULT as described in Sections 7.9 or 7.10 of this AGREEMENT, the OBLIGATIONS shall be automatically accelerated and due and payable without any notice, demand or action of any type on the part of the AGENT.

Section 8.3. Sale Of Collateral. In addition to any other remedy provided herein, upon the occurrence of an EVENT OF DEFAULT, the AGENT, in a commercially reasonable fashion, may sell at public or private sale or otherwise realize upon, in Baltimore, Maryland, or elsewhere, the whole or, from time to time, any part of all COLLATERAL which is personal property, or any interest which any of the BORROWERS may have therein. Pending any such action, the AGENT may collect and liquidate the COLLATERAL. After deducting from the proceeds of sale or other disposition of such COLLATERAL all expenses, including all expenses for legal services, the AGENT shall apply such proceeds toward the satisfaction of the OBLIGATIONS. Any remainder of the proceeds after satisfaction in full of the OBLIGATIONS shall be distributed as required by applicable LAW. Notice of any sale or other disposition (other than sales or other dispositions of COLLATERAL which is perishable or threatens to decline speedily in value or of a type customarily sold on a recognized market) shall be given to the BORROWERS not less than ten (10) calendar days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the COLLATERAL is to be made, which each of the BORROWERS hereby agrees would be commercially reasonable notice of such sale or other disposition. The BORROWERS agree to assemble, or to cause to be assembled, at the BORROWERS’ expense, the COLLATERAL at such place or places as the AGENT designates. At any such sale or other disposition, the AGENT may, to the extent permissible under applicable law, purchase the whole or any part of the COLLATERAL, free from any right of redemption on the part of any of the BORROWERS, which right is hereby waived and released to the extent lawfully permitted. Without limiting the generality of any of the rights and remedies conferred upon the AGENT under this Section, the

AGENT may, to the full extent permitted by applicable law: (a) enter upon the premises of any of the BORROWERS, exclude therefrom any of the BORROWERS or any PERSON connected therewith, and take immediate possession of the COLLATERAL, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so; (b) at the AGENT’S option, use, operate, manage, and control the COLLATERAL in any lawful manner; (c) collect and receive all income, revenue, earnings, issues, and profits therefrom; and (d) maintain, alter or remove the COLLATERAL.

Section 8.4. Remedies Cumulative. The rights and remedies provided in this AGREEMENT and in the other LOAN DOCUMENTS or otherwise under applicable LAWS shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy.

Section 8.5. Letters Of Credit. Upon the request of the ISSUING BANK, at any time after the occurrence of an EVENT OF DEFAULT or the expiration of the COMMITMENT PERIOD, the BORROWERS shall immediately deposit in a cash collateral account at the ISSUING BANK, over which the ISSUING BANK has sole access, an amount equal to the aggregate L/C COVERAGE REQUIREMENT for all outstanding LETTERS OF CREDIT. Amounts held in such cash collateral account shall be applied by the ISSUING BANK to the payment of drafts drawn under LETTERS OF CREDIT, and the unused portion thereof after all LETTERS OF CREDIT shall have expired or been fully drawn upon shall be applied to repay the other OBLIGATIONS. After all LETTERS OF CREDIT shall have expired or have been fully drawn upon and all other OBLIGATIONS shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the BORROWERS. In the event the BORROWERS fail to deposit into the cash collateral account an amount equal to the then undrawn and unexpired amount of all LETTERS OF CREDIT, the AGENT shall be authorized to deposit into such cash collateral account proceeds from the liquidation of the COLLATERAL until the balance in such account equals the aggregate then undrawn and unexpired amount of all LETTERS OF CREDIT.

ARTICLE 9

THE AGENT

Section 9.1. Appointment. Each of the LENDERS hereby irrevocably designates and appoints Mercantile-Safe Deposit and Trust Company as agent of such LENDER under this AGREEMENT and the other LOAN DOCUMENTS and each such LENDER authorizes Mercantile-Safe Deposit and Trust Company as agent for such LENDER, to take such action on its behalf under the provisions of this AGREEMENT and the other LOAN DOCUMENTS and to exercise such powers and perform such duties as are expressly delegated to the AGENT by the terms of this AGREEMENT and such other LOAN DOCUMENTS, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this AGREEMENT or such other LOAN DOCUMENTS, the AGENT shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any LENDER, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this AGREEMENT or the other LOAN DOCUMENTS or otherwise exist against the AGENT.

Section 9.2. Agent May Hold Collateral For Lenders And Others. The SECURED PARTIES and the BORROWERS acknowledge that any financing statements, guaranties, stock pledge agreements, mortgages, deeds of trust, or security documents relating to the LOANS, the OBLIGATIONS, or the COLLATERAL, including all of such documents filed in the public records in order to evidence or perfect the liens and security interests granted in the LOAN DOCUMENTS may name only the AGENT, as agent for the SECURED PARTIES, as the secured party, mortgagee, beneficiary, or as lienholder. The SECURED PARTIES and the BORROWERS authorize the AGENT to hold any or all of the above-described security interests and liens in and to the COLLATERAL as the agent for the SECURED PARTIES.

Section 9.3. Delegation Of Duties. The AGENT may execute any of its duties under this AGREEMENT and the other LOAN DOCUMENTS by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties. The AGENT shall not have any liability to the LENDERS for the negligence or misconduct of any agents or attorneys-in-fact selected by the AGENT.

Section 9.4. Exculpatory Provisions. Neither the AGENT nor any of the officers, directors, employees, agents, attorneys-in-fact, subsidiaries or affiliates of the AGENT shall be: (a) liable to the LENDERS for any action lawfully taken or omitted to be taken by the AGENT or such PERSON under or in connection with this AGREEMENT or the other LOAN DOCUMENTS (except for actions occasioned solely by the AGENT’S or such PERSON’S own gross negligence or wanton misconduct); or (b) responsible in any manner to any of the LENDERS for any recitals, statements, representations or warranties made by the BORROWERS or the GUARANTORS or by any representative or officer thereof contained in this AGREEMENT or the other LOAN DOCUMENTS or in any certificate, report, statement or other document referred to or provided for in, or received by the AGENT under or in connection with, this AGREEMENT or the other LOAN DOCUMENTS or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this AGREEMENT or the other LOAN DOCUMENTS or for any failure of the BORROWERS to pay or perform the OBLIGATIONS. The AGENT shall not be under any obligation to any LENDER to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this AGREEMENT, or to inspect the properties, books or records of the BORROWERS or of any other PERSON.

Section 9.5. Reliance By The Agent. The AGENT shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper PERSON or PERSONS and upon advice and statements of legal counsel (including, without limitation, counsel to the BORROWERS), independent accountants and other experts selected by the AGENT. The AGENT may deem and treat the payee of any NOTE as the owner thereof for all purposes unless such NOTE shall have been transferred in accordance with the applicable provisions of this AGREEMENT. The AGENT shall be fully justified in refusing to take any action requested or suggested by a LENDER in connection with this AGREEMENT or any of the other LOAN DOCUMENTS or which otherwise relates to the BORROWERS or the COLLATERAL, unless the AGENT shall first receive such advice or concurrence of the REQUIRED LENDERS, and the AGENT is indemnified to the AGENT’S satisfaction by all of the LENDERS against any and all liability and expense which may be incurred by the AGENT by reason of taking or continuing to take any such action. The AGENT shall in all cases be fully protected in acting, or in refraining from acting, pursuant to this AGREEMENT and the NOTES in accordance with a request of the REQUIRED LENDERS and such request and any action taken or failure to act pursuant thereto shall be binding upon all the LENDERS and all future holders of the NOTES.

Section 9.6. Notice Of Default. The AGENT shall not be deemed to have knowledge or notice of the occurrence of any EVENT OF DEFAULT unless the AGENT has received notice from a LENDER or the BORROWERS referring to this AGREEMENT, describing such EVENT OF DEFAULT and stating that such notice is intended to direct the AGENT’S attention to such EVENT OF DEFAULT in accordance with the provisions of this Section. In the event that the AGENT receives such a notice, the AGENT shall promptly give notice thereof to each of the LENDERS within one (1) BUSINESS DAY of receipt of the AGENT. The AGENT shall take such action with respect to an EVENT OF DEFAULT as may be directed by the REQUIRED LENDERS; provided that unless and until the AGENT shall have received such directions, the AGENT may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such EVENT OF DEFAULT as the AGENT, in the sole and absolute discretion of the AGENT, deems advisable.

Section 9.7. Non-Reliance On The Agent And Other Lenders. Each LENDER expressly acknowledges that neither the AGENT nor any of the officers, directors, employees, agents, attorneys-in-fact, subsidiaries or affiliates of the AGENT have made any representations or warranties to it and that no act by the AGENT hereinafter taken, including any review of the affairs of the BORROWERS shall be deemed to constitute any representation or warranty by the AGENT to any LENDER. Each LENDER represents to the AGENT that it has, independently and without reliance upon the AGENT or any other LENDER, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the businesses, operations, properties, financial and other conditions and creditworthiness of the BORROWERS and made its own decision to extend the LOANS to the BORROWERS and to enter into this AGREEMENT. Each LENDER also represents that it will, independently and without reliance upon the AGENT or any other LENDER, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this AGREEMENT and the other LOAN DOCUMENTS, and to make such investigations as it deems necessary to inform itself as to the businesses, operations, properties, financial and other conditions and creditworthiness of the BORROWERS. Except for notices, reports and other documents expressly required to be furnished to the LENDERS by the AGENT hereunder or by the other LOAN DOCUMENTS, the AGENT shall not have any duty or responsibility to provide any LENDER with any credit or other information concerning the businesses, operations, properties, financial and other conditions or creditworthiness of the BORROWERS which may come into the possession of the AGENT or any of its officers, directors, employees, agents, attorneys-in-fact, subsidiaries or affiliates.

Section 9.8. Indemnification. The LENDERS jointly and severally agree to indemnify the AGENT in the AGENT’S capacity as the appointed agent of the LENDERS (to the extent not reimbursed by the BORROWERS and without limiting the obligations of the BORROWERS to do so), ratably according to the respective amounts of their COMMITMENT PERCENTAGES, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the NOTES) be imposed on, incurred by or asserted against the AGENT in any way relating to or arising out of this AGREEMENT or the other LOAN DOCUMENTS, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the AGENT under or in connection with any of the foregoing; provided that no LENDER shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the AGENT’S gross negligence or wanton misconduct. The agreements in this Section shall survive the repayment and performance of the OBLIGATIONS and the termination of this AGREEMENT.

Section 9.9. No Independent Actions By Lenders With Respect To Collateral Or Remedies. Each LENDER hereby authorizes the AGENT to take such actions in the name of the AGENT or in the name of the LENDERS as may be required to enforce the terms and conditions of any of the LOAN DOCUMENTS, including but not limited to the exercise of any remedies or enforcement rights. Each LENDER agrees that no LENDER shall have any right individually to seek to realize upon any security granted by any of the LOAN DOCUMENTS or to individually exercise any of the remedies or rights of enforcement provided by the LOAN DOCUMENTS or as otherwise available under applicable LAWS, it being agreed that such rights and remedies shall be exercised only by the AGENT for the benefit of the LENDERS in accordance with the terms of the LOAN DOCUMENTS.

Section 9.10. The Agent In Its Individual Capacity. The AGENT and the AGENT’S parent and subsidiaries and affiliates may make loans to, accept deposits from and generally engage in any kind of business with the BORROWERS as though the AGENT were not an AGENT hereunder. With respect to any LOAN made or renewed by the AGENT and any NOTE issued to the AGENT, the AGENT shall have the same rights and powers provided by this AGREEMENT and the other LOAN DOCUMENTS as any other LENDER and may exercise the same as though it were not the AGENT, and the terms “LENDER” and “LENDERS” shall include the AGENT in its individual lending capacity.

Section 9.11. Resignation Of The Agent; Successor Agent. Subject to the appointment and acceptance of a successor as provided below, the AGENT may resign at any time by giving notice thereof to the LENDERS and the BORROWERS. Upon any such resignation, the REQUIRED LENDERS shall have the right to appoint a successor agent, which successor shall have minimum capital and surplus of at least Five Hundred Million Dollars ($500,000,000.00). If no successor agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the AGENT’S giving of notice of resignation, then the AGENT may, on behalf of the LENDERS, appoint a successor agent, which successor shall have minimum capital and surplus of at least Five Hundred Million Dollars ($500,000,000.00). Upon the acceptance of any appointment as agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring agent, and the retiring agent shall be discharged from its duties and obligations hereunder. After the retiring agent’s resignation hereunder as agent, the provisions of this Article 10 shall continue in effect for such retiring agent’s benefit in respect of any actions taken or omitted to be taken by the retiring agent while the retiring agent was acting as AGENT.

ARTICLE 10

GENERAL CONDITIONS AND TERMS

Section 10.1. Successors And Assigns; Participations.

Section 10.1.1. Benefit Of Agreement. This AGREEMENT shall be binding upon and inure to the benefit of each of the BORROWERS, the SECURED PARTIES, all future holders of the NOTES, and their respective successors and assigns.

Section 10.1.2. Assignment Of Loans By Lenders. Each LENDER may assign to one or more ELIGIBLE ASSIGNEES all or any portion of such LENDER’S interests, rights and obligations set forth in this AGREEMENT or the other LOAN DOCUMENTS (including, without limitation, all or a portion of the LOANS at the time owing to such LENDER and the NOTES held by such LENDER) provided that: (a) an administrative fee in the amount of Three Thousand Dollars ($3,000.00) is paid to the AGENT in connection with the assignment; (b) if less than all of the assigning LENDER’S LOAN COMMITMENTS are to be assigned, the LOAN COMMITMENTS so assigned shall be for an aggregate principal amount of not less than Five Million Dollars ($5,000,000.00); (c) the parties to each such assignment shall execute and deliver to the AGENT (with copies to be sent contemporaneously to each LENDER), for its acceptance, an Assignment And Acceptance (“LENDER ASSIGNMENT”) in the form of Exhibit 10.1.2 attached hereto; and (d) such LENDER ASSIGNMENT does not require the filing of a registration statement with the Securities And Exchange Commission or require the LOANS or the NOTES to be qualified in conformance with the requirements imposed by any blue sky laws or other LAWS of any state. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each LENDER ASSIGNMENT, which effective date are at least five (5) BUSINESS DAYS after the execution thereof, (i) the ASSIGNEE thereunder shall be a party hereto and, to the extent provided in such LENDER ASSIGNMENT, have the rights, duties, and obligations of a LENDER hereunder, and (ii) the assigning LENDER thereunder shall, to the extent provided in such assignment, be released from its duties and obligations under this AGREEMENT.

Section 10.1.3. Rights And Duties Upon Assignment. By executing and delivering a LENDER ASSIGNMENT, the assigning LENDER thereunder and the ASSIGNEE thereunder confirm to and agree with each other and the other parties to this AGREEMENT as set forth in such LENDER ASSIGNMENT.

Section 10.1.4. Register. The AGENT shall maintain a copy of each LENDER ASSIGNMENT delivered to it and a register for the recordation of the names and addresses of the LENDERS and the amount of the LOANS with respect to each LENDER from time to time (the “REGISTER”). The entries in the REGISTER shall be conclusive, in the absence of manifest error, and the BORROWERS, the AGENT and the LENDERS may treat each PERSON whose name is recorded in the REGISTER as a LENDER hereunder for all purposes of this AGREEMENT. The REGISTER shall be available for inspection by the BORROWERS or LENDERS at any reasonable time and from time to time upon reasonable prior notice.

Section 10.1.5. Issuance Of New Notes. Upon the AGENT’S receipt of an LENDER ASSIGNMENT executed by an assigning LENDER and an ELIGIBLE ASSIGNEE together with any NOTE or NOTES subject to such LENDER ASSIGNMENT, the AGENT shall, if such LENDER ASSIGNMENT has been completed and is substantially in the form of Exhibit

10.1.2: (a) accept such LENDER ASSIGNMENT; (b) record the information contained therein in the REGISTER; (c) give prompt notice thereof to the LENDERS and the BORROWERS; and (d) promptly deliver a copy of such LENDER ASSIGNMENT to each of the LENDERS and the BORROWERS. Within three (3) BUSINESS DAYS after receipt of notice, the BORROWERS shall execute and deliver to the AGENT, in exchange for the surrendered NOTE or NOTES, a new NOTE or NOTES to the order of such ELIGIBLE ASSIGNEE in amounts equal to the COMMITMENT PERCENTAGE assumed by it pursuant to such LENDER ASSIGNMENT and a new NOTE or NOTES to the order of the assigning LENDER in an amount equal to the COMMITMENT PERCENTAGE retained by the assigning LENDER. Such new NOTE or NOTES shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered NOTE or NOTES, shall be dated the effective date of such LENDER ASSIGNMENT and shall otherwise be in substantially the form of the assigned NOTES delivered to the assigning LENDER. Each surrendered NOTE or NOTES shall be canceled and returned to the BORROWERS. The BORROWERS expressly acknowledge that the cancellation of any NOTE or NOTES and the replacement of any NOTE or NOTES in accordance with this provision shall not constitute or be deemed to be a refinancing or a novation of any of the OBLIGATIONS.

Section 10.1.6. Participations. Each LENDER may sell participations to one or more banks or other entities in all or a portion of its rights and obligations relating to the LOANS and as provided for in this AGREEMENT and the other LOAN DOCUMENTS (including, without limitation, all or a portion of its extensions of credit and the NOTES held by it) and each such PARTICIPANT shall be entitled to the indemnification, yield protection and protection from increased costs provided to the LENDERS under this AGREEMENT, provided that: (a) each such participation shall be in an amount not less than Two Million Five Hundred Thousand Dollars ($2,500,000.00), unless the participant is an affiliate of the selling LENDER in which case such participation must be in an amount of at least One Million Dollars ($1,000,000.00); (b) such LENDER’S obligations under this AGREEMENT (including, without limitation, its COMMITMENT PERCENTAGE) shall remain unchanged; (c) such LENDER shall remain responsible to the other parties hereto for the performance by such LENDER of its duties and obligations under this AGREEMENT; (d) such LENDER shall remain the holder of the NOTE or NOTES held by such LENDER for all purposes of this AGREEMENT; (e) the BORROWERS, the AGENT, and the other LENDERS shall continue to deal solely and directly with such LENDER in connection with such LENDER’S rights and obligations under this AGREEMENT; (f) such LENDER shall not permit any PARTICIPANT to have any contractual right or veto directly or indirectly to approve any waivers, amendments or other modifications to this AGREEMENT or any other LOAN DOCUMENT other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any LOAN in which such PARTICIPANT is acquiring a participation interest, extend the term or increase the amount of the applicable COMMITMENT PERCENTAGE of the LENDER selling the subject participation interest, reduce the amount of any fees to which the LENDER selling the subject participation is entitled, extend any scheduled payment date for principal upon any LOAN in which the subject PARTICIPANT is acquiring a participation interest or, except as expressly contemplated hereby or thereby, release any material portion of any COLLATERAL securing any LOAN in which the subject PARTICIPANT is acquiring a participation interest; and (g) any such disposition shall not necessitate the filing of a registration statement with the Securities and Exchange Commission, or require the qualification of the LOANS or the NOTES under the blue sky law of any state.

Section 10.1.7. Disclosure Of Information; Confidentiality. The SECURED PARTIES shall hold all non-public information with respect to the BORROWERS confidential. The BORROWERS agree that any LENDER may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section, disclose to the ASSIGNEE, PARTICIPANT, proposed ASSIGNEE or proposed PARTICIPANT, any information relating to the BORROWERS furnished to such LENDER by or on behalf of the BORROWERS; provided, that prior to any such disclosure, each such ASSIGNEE, proposed ASSIGNEE, PARTICIPANT or proposed PARTICIPANT shall agree with the BORROWERS or such LENDER to preserve the confidentiality of any confidential information relating to the BORROWERS received from such LENDER.

Section 10.1.8. Certain Pledges Or Assignments. Nothing herein shall prohibit any LENDER from pledging or assigning any NOTE to any Federal Reserve Bank in accordance with applicable LAW.

Section 10.2. Sharing Of Collections. The LENDERS hereby agree among themselves that, except as provided to the contrary in this AGREEMENT, if any LENDER shall receive by voluntary payment, realization upon security, set-off or from any other source any amount on account of the LOANS, interest thereon, or any other OBLIGATION contemplated by this AGREEMENT or the other LOAN DOCUMENTS to be made by the BORROWERS ratably to all LENDERS in greater proportion than any such amount received by any other LENDER, then the LENDER receiving such proportionately greater payment shall notify each other LENDER and the AGENT of such receipt, and equitable adjustment will be made in the manner stated in this Section so that, in effect, all such excess amounts will be shared ratably among all of the LENDERS. The LENDER receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon its receipt of a disproportionate payment) a participation in the applicable OBLIGATIONS owed to such other LENDERS in such amount as shall result in a ratable sharing by all LENDERS of such excess amount. If all or any portion of such excess amount is thereafter recovered from the LENDER making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by LAW to be paid by the LENDER making such purchase.

Section 10.3. Reversal Of Payments; Revival Of Obligations. To the extent that the BORROWERS make a payment or payments to the LENDERS or the AGENT for the ratable benefit of the LENDERS, or the AGENT or LENDERS receive any payment or proceeds of the COLLATERAL or from any set-off or any other source, which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, avoided, and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the OBLIGATIONS or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the LENDERS or the AGENT.

Section 10.4. Amendments, Waivers And Consents. Except as expressly set forth below in this Section, any term, covenant, agreement or condition of this AGREEMENT or of any of the other LOAN DOCUMENTS may be amended or waived by the REQUIRED LENDERS on behalf of the LENDERS, and any consent may be given by the REQUIRED LENDERS on behalf of the LENDERS; provided, however, that no amendment, waiver or consent shall, without the prior written consent of all of the LENDERS: (a) increase the principal amount or extend the time for payment of any of the LOANS; (b) change any COMMITMENT PERCENTAGE or LOAN COMMITMENT of any LENDER (except as specifically permitted to reflect an assignment pursuant to the assignment provisions of Section 10.1.2 of this AGREEMENT); (c) extend the originally scheduled time or times of payment of the principal of any of the LOANS or the time or times of payment of interest on any of the LOANS; (d) increase or reduce the rate of interest or fees payable on any of the LETTERS OF CREDIT or REVOLVING LOANS or as otherwise required by the LOAN DOCUMENTS; (e) release any COLLATERAL with a material value or which is essential to the business operations of the BORROWERS (other than as specifically authorized by the terms of this AGREEMENT or any of the other LOAN DOCUMENTS); or (f) amend the provisions of this Section 10.4 or the definitions of AGENT, BORROWERS, COMMITMENT PERCENTAGES, LOAN COMMITMENTS, MATURITY DATES, TOTAL COMMITMENT, COMMITMENT PERCENTAGE, REQUIRED LENDERS, or modify in any other manner the number or percentage of LENDERS required to make any determinations, waive any rights, or modify any provisions of this AGREEMENT. Except as expressly provided to the contrary in this AGREEMENT and with the exception of amendments to any provision of Article 9 of this AGREEMENT, this AGREEMENT may not be amended without the prior written consent of the BORROWERS. The AGENT and all of the LENDERS may amend or modify any provision of Article 9 of this AGREEMENT without the need for any consent or approval from the BORROWERS, it being acknowledged that the BORROWERS are not third-party beneficiaries of any of the provisions of Article 9 (without implying that the BORROWERS have any other third-party beneficiary rights).

Section 10.5. Set Off. The BORROWERS agree that, to the fullest extent permitted by law, if any OBLIGATION of the BORROWERS shall be due and payable (by acceleration or otherwise), each SECURED PARTY shall have the right, without notice to the BORROWERS, to set off against and to appropriate and apply to such OBLIGATION any indebtedness, liability or obligation of any nature owing to any or all of the BORROWERS by such LENDER, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by the BORROWERS with such SECURED PARTY. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the SECURED PARTIES or any other PERSON shall have given notice or made any demand to the BORROWERS or any other PERSON, whether such indebtedness, obligation or liability owed to the BORROWERS is contingent, absolute, matured or unmatured (it being agreed that such SECURED PARTY may deem such indebtedness, obligation or liability to be then due and payable at the time of such set-off), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the SECURED PARTY or any other PERSON. The rights provided by this Section are in addition to all other rights of set-off and banker’s lien and all other rights and remedies which the SECURED PARTIES (or any such PARTICIPANT, branch, subsidiary or affiliate) may otherwise have under this AGREEMENT, any other LOAN DOCUMENT, at law or in equity, or otherwise, and nothing in this AGREEMENT or any other LOAN DOCUMENT shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers’ lien of any such PERSON. Each of the BORROWERS hereby agrees that any PARTICIPANT and any branch, subsidiary or affiliate of any SECURED PARTY or any PARTICIPANT shall have the same rights of set-off as a LENDER as provided in this Section (regardless of whether such PARTICIPANT, branch, subsidiary or affiliate would otherwise be deemed in privity with or a direct creditor of the BORROWERS).

Section 10.6. Secured Party Expenses. All SECURED PARTY EXPENSES shall be paid by the BORROWERS upon the demand of the AGENT, whether incurred prior to or after the date of CLOSING.

Section 10.7. Obligations Are Unconditional. The payment and performance of the OBLIGATIONS shall be the absolute and unconditional joint and several duty and obligation of each of the BORROWERS, and shall be independent of any defense or any rights of set-off, recoupment or counterclaim which any of the BORROWERS might otherwise have against any of the SECURED PARTIES. The BORROWERS shall pay the payments of the principal and interest to be made upon the OBLIGATIONS, free of any deductions and without abatement, diminution or set-off other than those herein expressly provided. Until the OBLIGATIONS have been fully paid and performed, none of the BORROWERS shall: (a) suspend or discontinue any payments required by the LOAN DOCUMENTS; and (b) fail to perform and observe all of each BORROWER’S covenants and agreements set forth in the LOAN DOCUMENTS.

Section 10.8. Indemnity. Each of the BORROWERS agrees to defend, indemnify and hold harmless each of the SECURED PARTIES and the entities affiliated with the SECURED PARTIES and all of the SECURED PARTIES’ and their respective affiliated entities’ employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered in connection with any claim, investigation, litigation or other proceeding (whether or not the SECURED PARTY or an affiliated entity is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with any LOAN DOCUMENT, including without limitation reasonable attorneys’ and consultant’s fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor. Notwithstanding any termination of this AGREEMENT or payment and performance of the OBLIGATIONS, the indemnities provided for herein shall continue in full force and effect and shall protect all of the above-described PERSONS against events arising after such termination, payment or performance as well as before.

Section 10.9. Authorization To Obtain Financial Information. Each of the BORROWERS hereby irrevocably authorizes its accounting firm to provide the AGENT from time to time with such information as may be requested by the AGENT after an EVENT OF DEFAULT, and hereby authorizes the AGENT to contact directly such accounting firm in order to obtain such information at any time after an EVENT OF DEFAULT.

Section 10.10. Incorporation; Construction Of Inconsistent Provisions. The terms and conditions of the LOAN DOCUMENTS are incorporated by reference and made a part hereof, as if fully set forth herein. In the event of any inconsistency between this AGREEMENT and any other LOAN DOCUMENT, such inconsistency shall be construed, interpreted, and resolved so as to benefit the SECURED PARTIES, independent of whether this AGREEMENT or another LOAN DOCUMENT controls, and the SECURED PARTIES’ election of which interpretation or construction is for the benefit of the SECURED PARTY shall govern.

Section 10.11. Waivers. The REQUIRED LENDERS at any time or from time to time may waive all or any rights under this AGREEMENT or any other LOAN DOCUMENT, but any waiver or indulgence by the REQUIRED LENDERS at any time or from time to time shall not constitute a future waiver of performance or exact performance by any of the BORROWERS.

Section 10.12. Continuing Obligation Of Borrowers. The terms, conditions, and covenants set forth herein and in the LOAN DOCUMENTS shall survive CLOSING and shall constitute a continuing obligation of each of the BORROWERS during the course of the transactions contemplated herein. The security interests, liens and other security provided by this AGREEMENT shall remain in effect so long as any OBLIGATION, whether direct or contingent, is outstanding, unpaid, or unsatisfied or is being challenged or contested.

Section 10.13. Choice Of Law. The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this AGREEMENT and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this AGREEMENT and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this AGREEMENT or which occurred or were to occur as a direct or indirect result of this AGREEMENT having been executed.

Section 10.14. Submission To Jurisdiction; Venue; Actions Against Secured Parties. For purposes of any action, in law or in equity, which is based directly or indirectly on this AGREEMENT, any other LOAN DOCUMENT or any matter related to this AGREEMENT or any other LOAN DOCUMENT, including any action for recognition or enforcement of any of the SECURED PARTIES’ rights under the LOAN DOCUMENTS or any judgment obtained by the SECURED PARTIES in respect thereof, each of the BORROWERS hereby:

Section 10.14.1. Jurisdiction. Irrevocably submits to the non-exclusive general jurisdiction of the courts of the State of Maryland and, if a basis for federal jurisdiction exists at any time, the courts of the United States of America for the District of Maryland.

Section 10.14.2. Venue. Agrees that venue shall be proper in the Circuit Court for Baltimore City, Maryland, the Circuit Court for any county in the state of Maryland, as selected by the SECURED PARTIES, and, if a basis for federal jurisdiction exists, the courts of the United States of America for the District of Maryland.

Section 10.14.3. Waiver Of Objections To Venue. Waives any right to object to the maintenance of any suit in any of the courts specified in Section 10.14.2 above on the basis of improper venue or convenience of forum. Each of the BORROWERS further agrees that it shall not institute any suit or other action against any of the SECURED PARTIES, in law or in equity, which is based directly or indirectly on this AGREEMENT, any other LOAN DOCUMENT or any matter related to this AGREEMENT or any other LOAN DOCUMENT, in any court other than a court specified in Section 10.14.2 above; provided, that in any instance in which there is then pending a suit instituted by the LENDER against any of the BORROWERS in a court other than a court specified in Section 10.14.2 above, each of the BORROWERS may file in such suit any counterclaim which it has against any of the SECURED PARTIES but only if such counterclaim is a compulsory counterclaim and would be barred if not filed as a counterclaim in such suit. Each of the BORROWERS agrees that any suit brought by it against any of the SECURED PARTIES not in accordance with this paragraph should be forthwith dismissed or transferred to a court specified in Section 10.14.2 above.

Section 10.15. Notices. Any notice required or permitted by or in connection with this AGREEMENT shall be in writing and shall be made by facsimile (confirmed on the date the facsimile is sent by one of the other methods of giving notice provided for in this Section) or by hand delivery, by Federal Express, or other similar overnight delivery service, or by certified mail, unrestricted delivery, return receipt requested, postage prepaid, addressed to the AGENT, the LENDERS or the BORROWERS at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the AGENT, the LENDERS or the BORROWERS. Notice shall be considered given as of the date of the facsimile or the hand delivery, one (1) calendar day after delivery to Federal Express or similar overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish the fact that notice was given as provided herein. If notice is tendered pursuant to the provisions of this Section and is refused by the intended recipient thereof, the notice, nevertheless, shall be considered to have been given and shall be effective as of the date herein provided.

If to any or all of the LENDERS:

To the addresses set forth on the signature pages of

this AGREEMENT or in any LENDER ASSIGNMENT

If to the AGENT, the ISSUING BANK or SWINGLINE LENDER (with a copy to each of the LENDERS):

MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY

2 Hopkins Plaza, 5th Floor

Baltimore, Maryland 21201

Attn: C. Douglas Sawyer, III, Vice President

Facsimile: (410) 237-5430

If to the BORROWERS:

DOVER MOTORSPORTS, INC.

Concord Plaza

3505 Silverside Road

Plaza Centre Building, Suite 203

Wilmington, Delaware 19816

Attn: Klaus M. Belohoubek, Esquire

Facsimile: (302) 475-3555

DOVER INTERNATIONAL SPEEDWAY, INC.

Concord Plaza

3505 Silverside Road

Plaza Centre Building, Suite 203

Wilmington, Delaware 19816

Attn: Klaus M. Belohoubek, Esquire

Facsimile: (302) 475-3555

GATEWAY INTERNATIONAL MOTORSPORTS CORPORATION

Concord Plaza

3505 Silverside Road

Plaza Centre Building, Suite 203

Wilmington, Delaware 19816

Attn: Klaus M. Belohoubek, Esquire

Facsimile: (302) 475-3555

GATEWAY INTERNATIONAL SERVICES CORPORATION

Concord Plaza

3505 Silverside Road

Plaza Centre Building, Suite 203

Wilmington, Delaware 19816

Attn: Klaus M. Belohoubek, Esquire

Facsimile: (302) 475-3555

MEMPHIS INTERNATIONAL MOTORSPORTS CORPORATION

Concord Plaza

3505 Silverside Road

Plaza Centre Building, Suite 203

Wilmington, Delaware 19816

Attn: Klaus M. Belohoubek, Esquire

Facsimile: (302) 475-3555

M&N SERVICES CORP.

Concord Plaza

3505 Silverside Road

Plaza Centre Building, Suite 203

Wilmington, Delaware 19816

Attn: Klaus M. Belohoubek, Esquire

Facsimile: (302) 475-3555

NASHVILLE SPEEDWAY USA, INC.

Concord Plaza

3505 Silverside Road

Plaza Centre Building, Suite 203

Wilmington, Delaware 19816

Attn: Klaus M. Belohoubek, Esquire

Facsimile: (302) 475-3555

GRAND PRIX ASSOCIATION OF LONG BEACH, INC.

Concord Plaza

3505 Silverside Road

Plaza Centre Building, Suite 203

Wilmington, Delaware 19816

Attn: Klaus M. Belohoubek, Esquire

Facsimile: (302) 475-3555

WITH A COPY TO:

Thomas G. Wintermantel, Treasurer

Dover Motorsports, Incorporated

1131 N. DuPont Highway

Dover, Delaware 19903

Facsimile: (302) 734-3142

Section 10.16. Miscellaneous Provisions. The parties agree that: (a) this AGREEMENT shall be effective as of the date first above written, independent of the date of execution or delivery hereof; (b) this AGREEMENT shall be binding upon the parties and their successors and assigns, contains the final and entire agreement and understanding of the parties, and may neither be amended or altered except by a writing signed by the parties; (c) time is strictly of the essence of this AGREEMENT; (d) as used herein, the singular includes the plural and the plural includes the singular, the use of any gender applies to all genders; (e) the captions contained herein are for purposes of convenience only and are not a part of this AGREEMENT; (f) a carbon, photographic, photocopy or other reproduction of a security agreement or financing statement shall be sufficient as a financing statement; (g) this AGREEMENT may be delivered by facsimile, and a facsimile of any party’s signature to this AGREEMENT shall be deemed an original signature for all purposes; and (h) this AGREEMENT may be executed in several counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same document.

Section 10.17. Waiver Of Trial By Jury. Each party to this AGREEMENT agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by either party hereto or any successor or assign of any party on or with respect to this AGREEMENT or any other LOAN DOCUMENT or which in any way relates, directly or indirectly, to the OBLIGATIONS or any event, transaction, or occurrence arising out of or in any way connected with any of the OBLIGATIONS, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

IN WITNESS WHEREOF, each of the SECURED PARTIES and the BORROWERS have duly executed this AGREEMENT under seal with an effective date of February 19, 2004 as of the date first above written. This AGREEMENT may be executed in counterparts and delivered via facsimile and shall be enforceable against each signatory hereto regardless of whether all indicated signatories ultimately execute this AGREEMENT.

BORROWERS:

DOVER MOTORSPORTS, INC., A Delaware Corporation

By:	/s/ Patrick J. Bagley	(SEAL)
Name:	Patrick J. Bagley
Title:	Sr. VP Finance and CFO

DOVER INTERNATIONAL SPEEDWAY, INC., A Delaware Corporation

By:	/s/ Patrick J. Bagley	(SEAL)
Name:	Patrick J. Bagley
Title:	Sr. VP Finance and CFO

GATEWAY INTERNATIONAL MOTORSPORTS CORPORATION, An Illinois Corporation

By:	/s/ Patrick J. Bagley	(SEAL)
Name:	Patrick J. Bagley
Title:	Sr. VP Finance and CFO

GATEWAY INTERNATIONAL SERVICES CORPORATION, An Illinois Corporation

By:	/s/ Tony Evans	(SEAL)
Name:	Tony Evans
Title:	Secretary and Treasurer

MEMPHIS INTERNATIONAL MOTORSPORTS CORPORATION, A Tennessee Corporation

By:	/s/ Patrick J. Bagley	(SEAL)
Name:	Patrick J. Bagley
Title:	Sr. VP Finance and CFO

M&N SERVICES CORP., A Tennessee Corporation

By:	/s/ Tony Evans	(SEAL)
Name:	Tony Evans
Title:	Secretary and Treasurer

NASHVILLE SPEEDWAY USA, INC.., A Tennessee Corporation

By:	/s/ Patrick J. Bagley	(SEAL)
Name:	Patrick J. Bagley
Title:	Sr. VP Finance and CFO

GRAND PRIX ASSOCIATION OF LONG BEACH, INC., A California Corporation

By:	/s/ Patrick J. Bagley	(SEAL)
Name:	Patrick J. Bagley
Title:	Sr. VP Finance and CFO

AGENT:

MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, A Maryland Banking Corporation

By:	/s/ C. Douglas Sawyer, III	(SEAL)
Name:	C. Douglas Sawyer, III
Title:	Vice President

LENDERS:

WILMINGTON TRUST COMPANY

By:	/s/ Michael B. Gast	(SEAL)
Name:	Michael B. Gast
Title:	Vice President

Commitment Percentage - 21.42857%

Notice Address:

Wilmington Trust Company

121 South State Street

Dover, Delaware 19901-7394

Attn.: Michael	B. Gast
Fax: (302)	735-2089

MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY

By:	/s/ C. Douglas Sawyer, III	(SEAL)
Name:	C. Douglas Sawyer, III
Title:	Vice President

Commitment Percentage - 39.28571%

Notice Address:

Mercantile-Safe Deposit and Trust Company

2 Hopkins Plaza, 5th Floor

Baltimore, Maryland 21201

Attn.: C.	Douglas Sawyer, III
Fax: (410)	237-5430

DELAWARE STERLING BANK,
A Division of Bank of Lancaster County, NA

By:	/s/ David Paul Kenney	(SEAL)
Name:	David Paul Kenney
Title:	Senior Vice President

Commitment Percentage - 14.28571%

Notice Address:

Delaware Sterling Bank, A Division of

Bank of Lancaster County, NA

630 Churchmans Road

Newark, Delaware 19702

Attn.: David	Paul Kenney
Fax: (302)	369-3731

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ M. Scott Baylis	(SEAL)
Name:	M. Scott Baylis
Title:	Vice President

Commitment Percentage - 10.71429%

Notice Address:

Wilmington Savings Fund Society, FSB

838 Market Street

Wilmington, Delaware 19801

Attn.: M.	Scott Baylis
Fax: (302)	571-6835

PNC BANK, DELAWARE

By:	/s/ Warren C. Engle	(SEAL)
Name:	Warren C. Engle
Title:	Senior Vice President

Commitment Percentage - 14.28571%

Notice Address:

PNC Bank, Delaware

222 Delaware Avenue

Wilmington, Delaware 19899

Attn.: Warren	C. Engle
Fax: (302)	429-2657

ISSUING BANK:

MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY

By:	/s/ C. Douglas Sawyer, III	(SEAL)
Name:	C. Douglas Sawyer, III
Title:	Vice President

SWINGLINE LENDER:

MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY

By:	/s/ C. Douglas Sawyer, III	(SEAL)
Name:	C. Douglas Sawyer, III
Title:	Vice President